Exhibit 10.3

INDENTURE
Dated as of September 22, 2017
Among
TRU TAJ LLC and
TRU TAJ FINANCE, INC.,
as Issuers,
and
EACH PARENT GUARANTOR AND GUARANTOR PARTY HERETO
and
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee and Collateral Trustee,
11% SENIOR SECURED ABL DIP NOTES

i

Section 14.11	No Adverse Interpretation of Other Agreements	103
Section 14.12	Successors	103
Section 14.13	Severability	103
Section 14.14	Counterpart Originals	103
Section 14.15	Table of Contents, Headings, etc	103
Section 14.16	USA Patriot Act	103
Section 14.17	Consent to Jurisdiction and Service	103
Section 14.18	Currency Indemnity	104

Schedule A    Agreed Guarantee and Security Principles
Schedule B    Agreed On-Lending Principles
Schedule C    Scheduled Indebtedness
Schedule D    Reporting Template
EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

INDENTURE, dated as of September 22, 2017, among TRU Taj LLC, a Delaware limited liability company (the “Issuer”), TRU Taj Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Toys “R” Us, Inc., a Delaware corporation (the “Parent”), the other Parent Guarantors and the Guarantors (each, as defined herein), and Wilmington Savings Fund Society, FSB, as Trustee and as Collateral Trustee.
W I T N E S S E T H:
WHEREAS, on September 18, 2017 (the “Petition Date”), the Issuers and the Parent (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the “Cases”) in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (together with any other court having jurisdiction over the Cases or any proceeding therein from time to time, the “Bankruptcy Court”);
WHEREAS, the Debtors are continuing to operate their business and manage their property as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code;
WHEREAS, the Issuer has requested that the Holders party to the Note Purchase Agreement, dated as of the Issue Date (the “Note Purchase Agreement”), provide a notes facility in an aggregate principal amount of $375,000,000 the net proceeds of which will be funded into the Escrow Account (as defined below) and drawn therefrom according to the terms and conditions described herein and in Section 5 of the Note Purchase Agreement;
WHEREAS, on September 19, 2017, the Bankruptcy Court entered an Interim Financing Order (i) Authorizing the TRU Taj Debtors to Obtain Postpetition Financing, (ii) Authorizing the TRU Taj Debtors to Use Cash Collateral, (iii) Granting Liens and Providing Superpriority Administrative Expense Status, (iv) Granting Adequate Protection to the Prepetition Lenders, (v) Modifying the Automatic Stay, (vi) Scheduling a Final Hearing, and (vii) Granting Related Relief, Pursuant to Bankruptcy Code Sections 105, 362, 363, 364 and 507, Bankruptcy Rules 2002, 4001, 6004, and 9014 and Local Rule 4001-2 [D.I. 99] (the “Interim Financing Order”) and on September 22, 2017, the Holders party hereto distributed the interim funding in the amount of $96 million to the Issuer, on the terms and subject to the conditions set forth in the Note Purchase Agreement;
WHEREAS, the Holders are willing to extend such credit to the Issuer on the terms and subject to the conditions set forth herein and in the DIP Orders;
WHEREAS, the Issuers have duly authorized the creation of an issue of $375,000,000 aggregate principal amount of 11% Senior Secured ABL DIP Notes (the “Initial Notes”); and
WHEREAS, each of the Issuers, the Parent Guarantors and the Guarantors has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Issuers, the Parent Guarantors, the Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2021 Notes” means the $583 million aggregate principal amount at maturity of 12% Senior Secured Notes due 2021 issued by the Issuers outstanding on the Issue Date.
“ABL Guarantors” means TRU Australia Holdings, LLC, Toys “R” Us (Australia) Pty Ltd, Babies “R” Us (Australia) Pty Ltd, TRU Europe Limited, TRU (UK) H7 Limited, TRU (UK) H8 Limited, Toys “R” Us (UK) Limited, Toys “R” Us Holdings Limited, TRU (BVI) Finance II, Ltd., TRU (UK) H6, LLC, TRU (UK) H4 Limited, Toys “R” Us Financial Services Limited, Toys “R” Us Limited, Toys “R” Us Properties Limited, TRU (France) Finance Ltd., TRU (France) Holdings Ltd., Toys “R” Us GmbH, Toys “R” Us Handesigesellcschaft m.b.H, Toys “R” Us SARL, TRU Global Imports B.V., TRU Netherlands Holdings, B.V., Toys “R” Us Poland sp. z.o.o, Toys “R” Us Sklep Internetowy sp. z.o.o, Toys “R” Us Sklep Internetowy sp. z.o.o sp. k., TRU Iberia Holdings 1, S.L.U., Toys “R” Us Iberia, S.A.U., TRU Iberia Holdings 2, S.L.U., Toys “R” Us AG, any other European ABL Obligor that Guarantees the Notes and their respective successors and assigns (whether by merger, consolidation, transfer of all or substantially all assets or otherwise).
“Acquired Indebtedness” means:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Custodian, Registrar or Paying Agent.
“Agreed Guarantee and Security Principles” shall have the meaning set forth in Schedule A hereto.
“Agreed On-Lending Principles” shall mean the provisions in Schedule B hereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable the Parent, the Issuer or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Parent or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.10 hereof);

in each case, other than:
(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (including any discounted or sale-priced inventory);
(b)    the disposition of all or substantially all of the assets of the Parent or the Issuer in a manner permitted pursuant to the provisions of Section 5.01 hereof;
(c)    the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;
(d)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $1.5 million;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Parent to the Parent or by the Parent or a Restricted Subsidiary of the Parent to another Restricted Subsidiary of the Parent;
(f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(g)    the lease, assignment, license, sub-lease or sublicense of any real or personal property (including intellectual property) in the ordinary course of business;
(h)    sales of assets contemplated in the DIP Budget (including permitted variance) or the DIP Orders or other First and Second Day Orders (so long as such orders do not conflict with the DIP Budget);
(i)    foreclosures on assets;
(j)    the SALTRU Transaction;
(k)    sales of accounts receivable, or participations therein, under any factoring arrangement or facility with terms and conditions customary for financings of this type, to the extent the Indebtedness related to such arrangement or facility is incurred pursuant to Section 4.10(b)(22) and (c)(21);
(l)    sales or forgiveness of accounts in the ordinary course of business or in connection with the collection or compromise thereof;
(m)    the creation of a Permitted Lien and dispositions of Permitted Liens;
(n)    any disposition of Real Estate to a governmental authority as a result of condemnation of such Real Estate; and
(o)    sales of Real Estate, stores or store leases by the Parent or any of its Restricted Subsidiaries for fair market value, the net proceeds of which are to be used in connection with a relocation of such Real Estate, stores or store leases to an identified site that is under contract.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been or may be extended).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.
“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, administration, compromise, scheme of arrangement, voluntary arrangement, or similar federal, state or foreign law for the relief of debtors or affecting the rights of creditors generally.
“Board of Directors” means, with respect to any Person, the board of directors, board of managers, managing member, sole member, general partner or comparable governing body.
“Business Day” means each day which is not a Legal Holiday.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of a company incorporated in England and Wales, its share capital (whether equity share capital or otherwise, ordinary shares or preference shares);
(3)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(4)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(5)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, including, for the avoidance of doubt, the Attributable Indebtedness in respect of Sale and Lease-Back Transactions, Indebtedness related to failed Sale and Lease-Back Transactions and finance obligations associated with capital projects.
“Captive Insurance Subsidiary” means TRU (Vermont), Inc. and any successor thereto, to the extent such Person constitutes a Subsidiary.
“Cash Equivalents” means:
(1)    U.S. dollars;
(2)    Canadian dollars, pounds sterling, euros or any national currency of any participating or former member state of the EMU or such local currencies held by the Parent and its Restricted Subsidiaries from time to time in the ordinary course of business;
(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)    commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
(7)    marketable short-term money market and similar securities having a rating of at least P--2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and in each case maturing within 24 months after the date of creation thereof;
(8)    investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above or clause (9) and (10) below;
(9)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(10)    Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and
(11)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Co-Issuer” means TRU Taj Finance, Inc. and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collateral” means the collateral securing the Notes pursuant to the Security Documents.
“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of the date hereof, by and among the Issuers, the Grantors (as defined therein), the Trustee and the Collateral Trustee, as may be amended, supplemented, restated, replaced or otherwise modified.

“Collateral Trustee” means Wilmington Savings Fund Society, FSB, as collateral trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Collateral Trust Agreement, and thereafter means the successor serving hereunder.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.
“Credit Facilities” means, with respect to the Parent or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, indentures and Capitalized Lease Obligations) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, security and collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, commercial paper facilities or Capitalized Lease Obligations that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Dealco” means Toys “R” Us, Europe, LLC, TRU Taj Holdings 1, LLC, TRU Taj Holdings 2 Limited, TRU Taj Holdings 3, LLC and any other entity intermediate between the Issuer and the Parent.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“DIP Budget” means a budget proposed by the Debtors and reasonably acceptable to the Requisite Holders, with such “Budget” being the “Budget” for all purposes under the DIP Order; provided that the Debtors agree to negotiate in good faith from time to time with advisors representing the Requisite Holders regarding the contents of the DIP Budget from time to time and all rights of the Requisite Holders with respect thereto, including any fee allocations set forth in the DIP Budget, are reserved and preserved notwithstanding the contents of the DIP Budget; provided further that the overhead and professional fee allocation shall be subject in all respects to the provisions of Section 4.15 hereof.
“DIP Orders” means, collectively, the Interim Financing Order and the Final Financing Order.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding;

provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock.
“Downstream Investments” means, with respect to Parent and its Restricted Subsidiaries (other than the Issuer and its Restricted Subsidiaries), Investments made pursuant to clause (11) of the definition of Permitted Investments.
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Laws (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Escrow Agent” means Citibank, N.A.
“Escrow Agreement” shall mean the escrow agreement, dated as of September 22, 2017, by and among the Issuer, the funding parties thereto, the Trustee and the Escrow Agent.
“Escrow Account” shall have the meaning ascribed thereto in the Escrow Agreement.
“euro” means the single currency of participating member states of the EMU.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“European ABL Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as collateral agent under the European ABL Facility, including its successors and assigns.
“European ABL Group Member” means a “Group Member” as defined in the European ABL Facility in effect on the Issue Date.
“European ABL Facility” means that Second Amended and Restated Syndicated Facility Agreement, dated as of December 18, 2015, among TRU Europe Limited, TRU Iberia Holdings 1, S.L.U., TRU Australia Holdings, LLC, Toys “R” Us (UK) Limited, Toys “R” Us Limited, Toys “R” Us (Australia) Pty Ltd, Toys “R” Us GmbH, Toys “R” Us Iberia, S.A.U., the other obligors party thereto from time to time, the lenders and other parties party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent, for ordinary course working capital purposes, as may be further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in amount loaned or issued is permitted under Section 4.10 hereof).
“European ABL Intercreditor Agreement” means that certain intercreditor agreement, by and among the European ABL Collateral Agent, the Collateral Trustee, the European ABL Obligors and the Note Grantors party thereto from time to time, as may be amended, supplemented, restated, replaced or otherwise modified.
“European ABL Obligors” means the borrowers and the guarantors under the European ABL Facility, which shall become Guarantors in accordance with the Agreed Guarantee and Security Principles.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Asian Asset Sale Proceeds” means aggregate Net Cash Proceeds of not greater than $50.0 million since the Issue Date from an Issuer Asset Sale made by any member of the Toys (Labuan) Holding Limited Group, to the extent that the dividend or distribution of such Net Cash Proceeds outside the Toys (Labuan) Holding Limited Group is prohibited by applicable law or contract (after the Issuer has used commercially reasonable efforts in good faith to remove such legal or contractual prohibition), and such prohibition was not entered into in contemplation of such Issuer Asset Sale; provided that the Net Cash Proceeds from any sale, listing, IPO or other monetization of any material portion of the business of the Toys (Labuan) Holding Limited Group (as constituted on the Issue Date) shall not be Excluded Asian Asset Sale Proceeds.
“Excluded Proceeds” means (i) Net Cash Proceeds of an Issuer Asset Sale made by the Wayne Holdings Group and (ii) Excluded Asian Asset Sale Proceeds.
“Excluded Subsidiaries” means (i) any “controlled foreign corporation” as defined in Section 957 of the U.S. Internal Revenue Code (a “CFC”), (ii) any entity that owns (directly or indirectly) no material assets other than equity interests (or equity interests and debt interests) of one or more CFCs a (“FSHCO”), (iii) TRU (Japan) Holdings Parent Ltd, Wayne Holdings, TRU Asia, LLC, (iv) any Restricted Subsidiary of the Issuer that, as of any date of determination, has less than $1.0 million in Total Assets; provided that the aggregate Total Assets of all Restricted Subsidiaries of the Issuer that are excluded from the requirement to guarantee the Notes pursuant to this clause (iv) shall not exceed $2.5 million at any time and (v) and each of the respective existing and future direct and indirect subsidiaries of the entities described in clauses (i), (ii) and (iii) of this definition; provided that any Subsidiary of a Foreign Subsidiary that is not itself a Foreign Subsidiary will only be an Excluded Subsidiary if it is a FSHCO; provided that the foregoing shall be subject to the DIP Order. Notwithstanding the foregoing, France Propco (once the France Propco Debt has been repaid and discharged in full using net proceeds from the issuance of Notes), any European Obligor and Spain Propco will not be Excluded Subsidiaries, CFCs or FSHCOs for purposes of this Indenture.
“Final Financing Order” means an order of the Bankruptcy Court (reasonably acceptable to (i) the Requisite Holders and (ii) with respect to any provision(s) in such order that modifies any of the rights or duties of the Trustee or the Collateral Trustee in a manner that is materially adverse to the Trustee or the Collateral Trustee, the Trustee and the Collateral Trustee) approving the Indenture on a final basis, as the same may be amended, modified or supplemented from time to time.
“First and Second Day Orders” means all customary interim and final orders of the Bankruptcy Court relating to (i) critical vendors, (ii) foreign vendors, (iii) shippers, warehousemen and lienholders, (iv) 503(b)(9) claimants, (v) customer programs, (vi) insurance, (vii) tax claims, (viii) tax attributes, (ix) utilities, (x) wages and employee benefits, (xi) cash management, (xii) case management and/or cross border protocols, (xiii) joint administration, (xiv) extension of time to file schedules and statements of financial affairs, and (xv) debtor-in-possession financing and/or the use of cash collateral as otherwise contemplated hereunder.
“Foreign Guarantor” means any Guarantor that is not organized, incorporated or existing under the laws of the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized, incorporated or existing under the laws of the United States, any state thereof or the District of Columbia.
“Foreign Guarantors Agreement” means the Foreign Guarantors Agreement, dated as of September 18, 2017, by and among Toys “R” Us, Inc., TRU Taj LLC, TRU Taj Finance, Inc. and the Guarantors and Supporting Holders party thereto and any supplemental indenture to the indenture governing the 2021 Notes to effectuate the same, as any of the foregoing may be amended in accordance with its terms.

“France Propco” means Toys “R” Us France Real Estate SAS, its current or future Subsidiaries and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“France Propco Debt” means that certain term loan facility agreement entered into by France Propco on February 27, 2013, including any guarantees, collateral documents, mortgages, instruments and agreements executed in connection therewith, as may be amended or supplemented (but not increased in principal amount).
“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01(b), 2.06(b), 2.06(d) or 2.06(i) hereof.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“guarantee” means (i) a guarantee of (other than by endorsement of negotiable instruments for collection in the ordinary course of business), (ii) an assumption or incurrence of a direct obligation for or (iii)_the provision of, in each case, credit support, direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof or the provision of security) for, all or any part of any Indebtedness or other obligations.
“Guarantee” means the guarantee by any Guarantor or Parent Guarantor of the Issuers’ Obligations under this Indenture.
“Guarantor” means each Restricted Subsidiary of the Issuer that Guarantees the Notes in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, as to any Person at a particular time, the following (without duplication):
(1)    any indebtedness of such Person, whether or not contingent:
(a)    in respect of borrowed money;
(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
(d)    representing net obligations under any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; and
(4)    the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination.
For purposes of the foregoing: (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock; (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof; (c) the amount of any Indebtedness described in clause (1)(d) is the net amount payable (after giving effect to permitted set off) if such Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Indebtedness described in clause (2) above shall be the maximum liability under any such guarantee; (e) the amount of any Indebtedness described in clause (3) above shall be the lesser of (i) the maximum amount of the obligations so secured and (ii) the fair market value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.
Notwithstanding the foregoing, in connection with the purchase of any business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time. If such Person or any of its Subsidiaries (in the case of the Parent, any of its Restricted Subsidiaries) directly or indirectly guarantees Indebtedness of a third Person, the amount of Indebtedness of such Person shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Permitted Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Intellectual Property Licenses” has the meaning given to it in the Foreign Guarantors Agreement.
“Interest Payment Date” means (a) the last Business Day of each calendar month after the Issue Date starting with the month of October 2017 and ending with and including December 2018 and (b) the stated maturity date of the Notes, or if such day is not a Business Day, on the next succeeding Business Day.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent and its Subsidiaries;
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or guarantee of the Indebtedness of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Parent’s and its Subsidiaries’ customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) the acquisition of Real Estate in the normal course of business (but not the acquisition of any Person that owns Real Estate); and (d) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.
“Issue Date” means the date the Initial Notes are issued.
“Issuer” means TRU Taj LLC, TRU Taj Finance, Inc. and their respective successors and assigns (whether by merger, consolidation or sale of all or substantially all assets or otherwise).
“Issuer Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary of the Issuer, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries of the Issuer issued in compliance with the covenant described under Section 4.10), in each case, other than:
(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (including any discounted or sale-priced inventory);
(b)    the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof;
(c)    the making of any Restricted Payment or Permitted Investment (other than Permitted Investments pursuant to clause (12) or (19) of the definition thereof) that is permitted to be made, and is made, by the Issuer or any of its Restricted Subsidiaries under the covenant described under Section 4.07 hereof;
(d)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary of the Issuer in any transaction or series of related transactions with an aggregate fair market value of less than $1.5 million;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;
(f)    to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(g)    the lease, assignment, license, sub-lease or sublicense of any real or personal property (including intellectual property) in the ordinary course of business;
(h)    [Reserved];
(i)    foreclosures on assets;

(j)    [Reserved];
(k)    sales of accounts receivable, or participations therein, under any factoring arrangement or facility with terms and conditions customary for financings of this type, to the extent the Indebtedness related to such arrangement or facility is incurred pursuant to Section 4.10(b)(22) and (c)(21);
(l)    sales or forgiveness of accounts in the ordinary course of business or in connection with the collection or compromise thereof;
(m)    the creation of a Permitted Lien and dispositions of Permitted Liens;
(n)    any disposition of Real Estate to a governmental authority as a result of condemnation of such Real Estate; and
(o)    sales of Real Estate, stores or store leases by the Issuer or any of its Restricted Subsidiaries for fair market value, the net proceeds of which are to be used in connection with a relocation of such Real Estate, stores or store leases to an identified site that is under contract.
For avoidance of doubt, only the portion of a transaction (which may be the entire transaction) involving assets of the Issuer or its Restricted Subsidiaries or Equity Interests of a Restricted Subsidiary of the Issuer, as applicable, will be deemed to constitute an Issuer Asset Sale.
“Issuer Group” means the Issuer and its Restricted Subsidiaries.
“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, and delivered to the Trustee.
“Issuers” has the meaning set forth in the recitals hereto.
“Issuer Tax Amount” means, without duplication, for any taxable period (or portion thereof) of the Issuer ending after the Issue Date, if, for such period, the Issuer is a member, or a disregarded entity of a member, of a group filing a consolidated, unitary or combined income tax return with the Parent (the “Parent Tax Group”) up to an amount not to exceed the Tax liability for any consolidated, combined or similar foreign, federal, state or local income or similar tax group that includes the Issuer and its Subsidiaries that is attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the Issuer and/or their applicable Subsidiaries; provided that (i) such Tax liability shall not exceed the amount that the Issuer and/or its applicable Subsidiaries would have been required to pay in respect of the relevant foreign, federal, state or local income or similar Taxes for such fiscal year had the Issuer and Subsidiaries paid such Taxes separately from any such parent as a standalone consolidated, combined, or similar foreign, federal state or local income or similar tax group (for this purpose, treating the Issuer as a corporation) (such hypothetical group, the “Issuer Tax Group”); (ii) the calculation of the amounts attributable to the Issuer and its Subsidiaries shall take into account any net operating losses, foreign tax credits, or other tax attributes attributable to members of the Issuer Tax Group and any recapture of overall domestic losses of the Parent Tax Group, in each case, that have not been previously taken into account in calculating the Issuer Tax Amount; (iii) any distributions by the Issuer Tax Group that fund deductible items at the Parent or its Subsidiaries (other than the Issuer Tax Group), including shared services, corporate overhead, or similar items, shall be treated as creating deductions for this purpose; (iv) the amount of any Issuer Tax Amount shall, in all cases, be limited to amounts that will be actually paid to a taxing authority by the Parent Group; (v) the amount of any Issuer Tax Amount shall be further limited to take into account tax distributions of Subsidiaries of Parent that are not part of the Issuer Tax Group such that the portion of the Issuer Tax Amount composes a portion of the overall Parent Tax Group tax liability that fairly reflects the portion of such Parent Tax Group cash tax liability attributable to the Issuer Tax Group, with such amount to be reasonably determined by agreement between the Issuer and the Requisite Holder Designee; and (vi) the Issuer shall treat the results of Wayne Real Estate Parent Company, LLC and its

Subsidiaries as attributable to the Toys Delaware Group, unless otherwise agreed by the Issuer and the Requisite Holder Designee, acting reasonably.
“ITASSA” means that certain Information Technology and Administrative Support Services Agreement by and among Toys Delaware and the counterparties thereto from time to time, dated as of February 1, 2009.
“Japan Term Loan and Credit Lines” means the agreements among Toys “R” Us – Japan, Ltd, and its successors and assigns, and a syndicate of financial institutions, for ordinary course working capital purposes, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof).
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the place of payment.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset in the nature of a security interest, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, or any other agreement in the nature of a security interest; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Material Adverse Effect” means any event which individually, or together with all other events, has had or would reasonably be expected to have a material adverse effect on the (i) business, assets, financial condition or income of the Parent and its Restricted Subsidiaries, taken as a whole, other than, in each case, events leading up to and that would reasonably be expected to result from the filing or commencement of the Cases or the announcement of the filing or commencement of the Cases or (ii) the ability of the Parent Guarantors, the Issuers and the Guarantors, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by this Indenture and the transactions related thereto.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Cash Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, and interest on Indebtedness required (other than required by Section 4.11(b)(1) or Section 4.11(c)(1) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Non-Recourse Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries owed to a Person unrelated to Parent or any of its Subsidiaries or Affiliates with respect to which (1) neither the Issuer nor any Restricted Subsidiary, other than UK Propco (solely with respect to Indebtedness of UK Propco) or France Propco (solely with respect to Indebtedness of France Propco), (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement, security or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) is the lender; and (2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent or any Restricted Subsidiary of the Parent to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity (except for Indebtedness of the Parent or its Restricted Subsidiaries existing on the Issue Date). For avoidance of doubt, Indebtedness of UK Propco or France Propco will not cease to constitute Non-Recourse Indebtedness as a result of any indemnity or similar ordinary course obligations of the Parent or any of its Restricted Subsidiaries with respect to UK Propco or France Propco consistent with their customary business practices.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Obligations” means the Obligations under the Notes, the Guarantees, the Indenture and the Security Documents on the Issue Date.
“Notes” means the Initial Notes and any Additional Notes issued by the Issuer pursuant to the terms of Section 11.01(d)(3).
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Offering Memorandum relating to the 2021 Notes, dated July 13, 2016.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Parent, the Issuer, the Co-Issuer or a Guarantor, as applicable.
“Officer’s Certificate” means a certificate signed on behalf of the Parent by an Officer of the Parent, on behalf of the Issuer by an Officer of the Issuer, on behalf of the Co-Issuer by an Officer of the Co-Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or any other executive officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent, the Issuer, the Co-Issuer or any Guarantor.
“Parent” means Toys “R” Us, Inc. and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“Parent Guarantors” means, collectively, Parent and each Dealco.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.11 hereof.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Parent and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Collateral Liens” means Liens securing the Initial Notes and the Guarantees thereof and Permitted Liens incurred pursuant to clauses (2), (3), (4), (7)(a), (21), (29), (33), (34), (35) or (37) of the definition thereof.
“Permitted Investments” means:
(1)    any Investment (a) by the Parent in any Restricted Subsidiary or by a Restricted Subsidiary (other than the Issuer and its Restricted Subsidiaries) in the Parent or another Restricted Subsidiary and (b) by the Issuer in any of its Restricted Subsidiaries or by a Restricted Subsidiary of the Issuer in the Issuer or another Restricted Subsidiary of the Issuer; provided, that no more than an aggregate of $10.0 million of Investments by the Issuer or any Guarantor shall be permitted pursuant to this clause (b) to any Restricted Subsidiary of the Issuer that is not a Guarantor by the Issuer or any Guarantor;
(2)    any Investment in cash and Cash Equivalents or Investment Grade Securities;
(3)    any Investment (a) by the Parent or any of its Restricted Subsidiaries (other than the Issuer or its Restricted Subsidiaries) in property or assets owned or used by the Parent or its Restricted Subsidiaries in the ordinary course of business or (b) by the Issuer or any of its Restricted Subsidiaries in property or assets owned or used by the Issuer or its Restricted Subsidiaries in the ordinary course of business;
(4)    any Investment by (i) the Parent or any Restricted Subsidiary (other than the Issuer or any of its Restricted Subsidiaries) in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Parent or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent and, in each case, any Investment held by such Person or (ii) the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Guarantor or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor and, in each case, any Investment held by such Person; provided, that, in the case of each of clauses (i) and (ii), such Investment held by such Person was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer and that any Investment held by such Person does not constitute a material amount of the total purchase price or fair market value of such Person;
(5)    any Investment in securities or other assets received in connection with disposition of assets that is otherwise permitted by this Indenture;
(6)    any Investment existing on the Issue Date or required to be made pursuant to any agreement or obligation of the Parent or any Restricted Subsidiary (other than the Issuer and its Restricted Subsidiaries) in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;
(7)    (a) loans and advances to employees of Parent or any of its Restricted Subsidiaries (other than the Issuer or any of its Restricted Subsidiaries) and any guarantees thereof, in each case made in the ordinary course of business by Parent or any of its Restricted Subsidiaries (other than the Issuer or its Restricted Subsidiaries), and (b) loans and advances to employees of any Restricted Subsidiary of the Issuer and any guarantees thereof, in each case made in the ordinary course of business by any of the

Issuer’s Restricted Subsidiaries; provided that the aggregate amount of Investments at any one time outstanding pursuant to this clause (7) does not exceed $2.5 million;
(8)    any Investment acquired by the Parent or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Parent or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Parent of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Parent or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(9)    Hedging Obligations permitted (A) under Section 4.10(b)(8) hereof or (B) under Section 4.10(c)(10) hereof;
(10)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
(11)    (i) any Investment by any member of the Toys Delaware Group having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11)(i) that are at that time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), not to exceed $25.0 million; and (i) any Investment by any member of the Issuer Group having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11)(ii) that are at that time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), not to exceed $5.0 million at any time outstanding and shall not be made in the Parent or any controlled Affiliate of the Parent, other than a member of the Issuer Group;
(12)    Investments (other than Investments by the Issuer or any Restricted Subsidiary of the Issuer in the Parent or any Restricted Subsidiary of the Parent other than the Issuer or any of its Restricted Subsidiaries) the payment for which consists of Equity Interests of the Parent or any of its direct or indirect parent companies (exclusive of Disqualified Stock of the Parent);
(13)    guarantees of Indebtedness, to the extent such guarantees are permitted to be incurred by the applicable obligor under Section 4.10 hereof and performance guarantees consistent with past practice;
(14)    Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
(15)    Investments by Parent or its Restricted Subsidiaries (other than the Issuer Group) to secure obligations of the Captive Insurance Subsidiary in the ordinary course of business not to exceed $10.0 million at any one time outstanding;
(16)    Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;
(17)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
(18)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(19)    Investments in the UK Group (i) made not later than January 31, 2018 to fund ordinary course working capital needs of the UK Group not to exceed, in the aggregate, $40.0 million

(calculated on a gross basis, based on the amount of assets contributed or invested, not net of Indebtedness assumed) at any one time outstanding, which Investments shall be made in accordance with the Agreed On-Lending Principles or (ii) as a result of accrued or payment-in-kind interest on account of and pursuant to intercompany notes of the UK Group existing on the Issue Date;
(20)    Investments consistent with the DIP Budget (including permitted variance) or the DIP Orders or other First and Second Day Orders (so long as such orders do not conflict with the DIP Budget);
(21)    Investments by the Wayne Holdings Group consisting of the Wayne Loans;
(22)    Investments by Toys “R” Us (Canada) Ltd. And Toys “R” Us (Canada) Ltee consisting of the Tru Canada Loans;
(23)    Investments consisting of the SALTRU Transaction; and
(24)    Investments consisting of the SALTRU Investments.
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(2)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(3)    Liens for taxes, assessments or other governmental charges (a) not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (b) for which nonpayment is permitted pursuant to applicable bankruptcy law;
(4)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    Liens securing Indebtedness permitted to be incurred pursuant to clause (3) or (12) of Section 4.10(b) hereof or pursuant to clause (5)  of Section 4.10(c) hereof; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (12) of Section 4.10(b) hereof relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (3) of Section 4.10(b)

hereof and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (3) of Section 4.10(b) hereof or clause (5) of Section 4.10(c) hereof extend only to the assets so financed, purchased, constructed or improved;
(7)    (a) Liens securing the Notes outstanding on the Issue Date, any Additional Notes issued by the Issuer pursuant to the terms of Section 11.01(d)(3) and any other Note Obligations related thereto, (b) Liens securing the Specified Toys Delaware Facilities incurred pursuant to Section 4.10(b)(1)(i), (ii) or (iii) and Obligations related thereto (which Liens, in the case of clause (b), (A) extend only to property or assets of the Toys Delaware Group and not to any property or assets of the Issuer and its Subsidiaries and (B) extend only to the collateral to which such Liens apply on the Issue Date or the categories of collateral to which such Liens apply on the Issue Date under the relevant security documents in effect on the Issue Date) and (c) Liens on the Capital Stock of Wayne Holdings securing the Toys Delaware Term Loan DIP Facility and Obligations related thereto;
(8)    Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Parent or any of its Restricted Subsidiaries;
(9)    Liens on property at the time the Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Parent or any of its Restricted Subsidiaries;
(10)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary (other than the Issuer or its Restricted Subsidiaries) owing to the Parent;
(11)    Liens securing Hedging Obligations;
(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business;
(14)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries or the consignment of goods to the Parent or any of its Restricted Subsidiaries;
(15)    Liens in favor of the Issuer, the Co-Issuer or any Guarantor;
(16)    Liens on equipment of the Parent or any of its Restricted Subsidiaries granted in the ordinary course of business;
(17)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9), (37) (other than subclause (i)) and (38); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9), (37) and (38) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and (c) such Lien, to the extent it is imposed on the Collateral, is of no higher priority relative to the Liens securing the Secured Obligations than the original Lien;
(18)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(19)    (i) other Liens on the property and assets of the Toys Delaware Group securing obligations incurred in the ordinary course of business by the Toys Delaware Group, which obligations (when taken together with the Indebtedness secured pursuant to clause (27)(i) below) do not exceed $25.0 million at any one time outstanding and (ii) other Liens on the property and assets of the Issuer Group securing obligations incurred in the ordinary course of business by the Issuer Group, which obligations (when taken together with the Indebtedness secured pursuant to clause (27)(ii) below) do not exceed $5.0 million at any one time outstanding;
(20)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(5) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(21)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(22)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(23)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.10 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
(24)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(25)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent or any of its Restricted Subsidiaries in the ordinary course of business;
(26)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Parent or any Restricted Subsidiary in the ordinary course of business;
(27)    (i) Liens on furniture, fixtures and equipment of the Toys Delaware Group securing Indebtedness of the Toys Delaware Group in an aggregate principal amount (taken together with the obligations secured pursuant to clause (19)(i) above) not to exceed $25.0 million; and (ii) Liens on furniture, fixtures and equipment of the Issuer Group securing Indebtedness of the Issuer Group in an aggregate principal amount (taken together with the obligations secured pursuant to clause (19)(ii) above) not to exceed $5.0 million;
(28)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(29)    security given to any public or private utility or any governmental authority as required in the ordinary course of business;
(30)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Issuer owing to the Issuer or any Guarantor that is a Restricted Subsidiary of the Issuer;
(31)    Liens securing Indebtedness incurred pursuant to Section 4.10(b)(16) (provided such Liens are incurred in the ordinary course of business);
(32)    Liens securing Indebtedness permitted to be incurred pursuant to Section 4.10(c)(23), so long as the Liens do not extend to any property or assets of the Issuer or any Guarantors;
(33)    Liens on the property and assets of the Issuer and the Guarantors securing the 2021 Notes outstanding as of the Issue Date and the guarantees, indenture and security documents related thereto and all Obligations related to any of the foregoing (which Liens shall rank junior in priority to those securing the Note Obligations and shall extend only to the collateral to which such Liens apply on the Issue Date or the categories of collateral to which such Liens apply on the Issue Date under the relevant security documents in effect on the Issue Date, as such security documents may be amended with respect to any addition of Liens contemplated by the Foreign Guarantors Agreement);
(34)    Liens on the property and assets of the European ABL Obligors securing Indebtedness incurred under the European ABL Facility pursuant to Section 4.10(b)(10)(ii) and Section 4.10(c)(2) and related Obligations (which Liens may rank senior in priority to those securing the Note Obligations and shall extend only to the collateral to which such Liens apply on the Issue Date or the categories of collateral to which such Liens apply on the Issue Date under the relevant security documents in effect on the Issue Date);
(35)    Liens on the property and assets of the Toys (Labuan) Holding Limited Group securing Indebtedness incurred under the Japan Term Loan and Credit Lines or the TRU Asia Credit Lines pursuant to Section 4.10(b)(10)(i) and Section 4.10(c)(1) and related Obligations; provided, however, that such Liens may only extend to any property owned by the Toys (Labuan) Holding Limited Group or any of its Restricted Subsidiaries; and
(36)    landlords’ and lessors’ Liens in respect of rent not in default for more than 60 days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(37)    Liens securing: (i) France Propco Debt; (ii) UK Propco Debt; (iii) Indebtedness under the Propco I Term Loan; or (iv) any Indebtedness set forth on Schedule C hereto, in each of case (i) to (iv), as existing on the Issue Date;
(38)    Liens on the property and assets of the Toys Delaware Group securing the Wayne Loans and the Tru Canada Loans;
(39)    Liens on the property and assets of the Toys Delaware Group relating to the SALTRU Transaction; and

(40)    Liens incurred in connection with any factoring arrangement or facility described under Section 4.10(b)(22) and (c)(21).
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, undertaking, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Propco I” means Wayne Holdings and its current or future Subsidiaries and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“Propco I Term Loan” means that certain Term Loan Credit Agreement, dated as of August 21, 2013, among Toys “R” Us Property Company 1, LLC, the several lenders from time to time party thereto, and Goldman Sachs Lending Partners LLC, as administrative agent, as may be further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity (provided that such increase in amount loaned or issued is permitted under Section 4.10 hereof).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for Moody’s or S&P or both, as the case may be.
“Real Estate” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Record Date” for the interest payable on any applicable Interest Payment Date means the fifth Business Day preceding such Interest Payment Date.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Regulation S.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) hereof, which is required to be placed on all Regulation S Temporary Global Notes issued under this Indenture.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Parent or a Restricted Subsidiary in exchange for assets transferred by the Parent or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.
“Requisite Holder Designee” means a representative agent for the Requisite Holders appointed by written agreement of the Holders for the purposes of delivering and receiving notices and taking actions under Annex I, as such designee may be changed from time to time by a written agreement of the Requisite Holders. Prior to acting upon the direction of the Requisite Holder Designee, the Collateral Trustee may request a copy such written agreement and shall be entitled to rely upon such written agreement, and to act at the direction of any Person designated as the Requisite Holder Designee thereunder, conclusively without any liability.
“Requisite Holders” means Holders holding a majority in aggregate principal amount of the Notes.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the corporate trust group of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Parent (including the Issuer, the Co-Issuer and any Foreign Subsidiary). For avoidance of doubt, the Issuer, the Co-Issuer and Toys Delaware are Restricted Subsidiaries of the Parent (but Toys Delaware is not a Restricted Subsidiary of the Issuer or the Co-Issuer), and the Co-Issuer is a Restricted Subsidiary of the Issuer.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Parent or a Restricted Subsidiary and is thereafter leased back as a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP by the Parent or a Restricted Subsidiary, as applicable.
“SALTRU Investments” means Investments by the Toys Delaware Group (i) required to be made pursuant to organizational documents of SALTRU Associates JV as in effect on the Petition Date; and (ii) other Investments in SALTRU Associates JV and SAJV Holdings, LLC in an aggregate amount not to exceed $10.0 million at any one time outstanding.
“SALTRU Transaction” means that certain transaction to be entered into by Toys Delaware pursuant to which Toys Delaware will sell the property and/or its ownership interest in SALTRU Associates JV and subsequently lease back the property of SALTRU Associates JV, as such transaction is contemplated on the Issue Date and as permitted by the Specified Toys Delaware Facilities.
“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; or (e) any other relevant authority.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Guarantees” means the Guarantees (other than the Guarantee of the Parent).
“Secured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries secured by a Lien.
“Secured Obligations” means, as to any of the Issuers or any Guarantor (other than the Parent), all of the following:
(1)    the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of each of the Issuers and each Guarantor (other than the Parent) to the Holders, whether now existing or hereafter incurred under, arising out of, or in connection with each of the Indenture, the Notes and each Security Document to which any of the Issuers or any Guarantor is a party (including, without limitation, all such obligations, liabilities and indebtedness of a Guarantor (other than the Parent) under its Guarantee);
(2)    any and all sums advanced by the Trustee or the Collateral Trustee in order to preserve the Collateral or preserve its security interest in the Collateral; and
(3)    in the event of any proceeding for the collection of enforcement of any indebtedness referred to in clause (1) of this definition, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Trustee or Collateral Trustee of its rights hereunder, together with reasonable attorneys’ fees and court costs.
Notwithstanding anything herein to the contrary, the Obligations of the Parent under this Indenture or otherwise in respect of the Notes (including, without limitation, its Guarantee of the Notes) are not Secured Indebtedness, and in no event will any such Obligation constitute a Secured Obligation.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means the Collateral Trust Agreement, the European ABL Intercreditor Agreement, any other intercreditor agreement entered into in accordance with this Indenture, each joinder to the Collateral Trust Agreement or any such intercreditor agreement, and all other security agreements and deeds, pledge agreements or deeds, collateral assignments or deeds, or other grants or transfers for security or agreements or deeds related thereto executed and delivered by the Issuer or any Guarantor or Parent Guarantor (other than the Parent) creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee directly or indirectly for the benefit of itself, the Trustee and the Holders to secure the Notes and the Guarantees (other than the Parent’s Guarantee of the Notes), including, without limitation, the DIP Orders, in each case, as amended, modified, restated, supplemented or replaced from time to time, and in each case subject to the Agreed Guarantee and Security Principles.
“Senior Indebtedness” means:
(1)    all Indebtedness of the Issuer or any Guarantor outstanding under the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;
(2)    all Hedging Obligations (and guarantees thereof) owing by the Issuer or any Guarantor; provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;
(3)    any other Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and
(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);
provided, however, that Senior Indebtedness shall not include:
(a)    any obligation of such Person to the Parent or any of its Subsidiaries;
(b)    any liability for federal, state, local or other taxes owed or owing by such Person;
(c)    any accounts payable or other liability to trade creditors arising in the ordinary course of business;
(d)    any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
(e)    that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date; provided that for purposes of any calculation pursuant to such definition of “significant subsidiary,” UK Propco and France Propco will be excluded, in each case so long as UK Propco or France Propco, as applicable, have no Indebtedness other than Non-Recourse Indebtedness.

“Spain Propco” means Toys “R” Us Iberia Real Estate S.L.U., its current or future Subsidiaries and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“Specified Taj Facilities” means the European ABL Facility, the Japan Term Loan and Credit Lines, and the TRU Asia Credit Lines.
“Specified Toys Delaware Facilities” means the Toys Delaware Term Loan Facility, the Toys Delaware Term Loan DIP Facility and the Toys Delaware ABL DIP Facility.
“Subordinated Indebtedness” means, with respect to the Notes,
(1)    any Indebtedness of the Issuer which is (i) by its terms subordinated in right of payment to the Notes, (ii) unsecured or (iii) secured by a Lien ranking junior to the Liens securing the Notes, and
(2)    any Indebtedness of any Guarantor which is (i) by its terms subordinated in right of payment to the Guarantee of such entity of the Notes, (ii) unsecured or (iii) secured by a Lien ranking junior to the Liens securing such Guarantor’s Guarantee.
“Subordinated Intercompany Loans” means Subordinated Indebtedness of the Issuer, the Co-Issuer or any Guarantor borrowed from Parent or any of its Subsidiaries (other than the Issuer or any of its Subsidiaries); provided that (a) such Subordinated Indebtedness constitutes debt for money borrowed in cash and (b) as of the date of incurrence, the interest rate or yield of such Subordinated Indebtedness is no less favorable to the Issuer, the Co-Issuer or such Guarantor than current market rates for comparable indebtedness of the Issuer, the Co-Issuer or such Guarantor, as determined in the good faith judgment of the Issuer.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and
(2)    any partnership, joint venture, limited liability company or similar entity of which
(x)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(y)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Taxes” means all present and future taxes, levies, imposts, deductions, duties, assessment, fees, withholdings (including backup withholding) or other charges imposed by any government or taxing authority, including any interest, additions to tax or penalties with respect thereto.
“Toys Delaware” means Toys “R” Us-Delaware, Inc., and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).

“Toys Delaware ABL DIP Facility” means that certain ABL DIP facility governed by the superpriority secured debtor-in-possession credit agreement dated as of September 22, 2017 (as amended, modified or otherwise supplemented from time to time) among Toys Delaware, as lead borrower for the borrowers named therein, the lenders party thereto, Toys “R” US (Canada) Ltd. Toys “R” US Canada Ltee, as the Canadian borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, JPMorgan Chase Bank, N.A. (acting through its Toronto branch), as Canadian agent, and the other agents and arrangers party thereto from time to time.
“Toys Delaware Group” means Toys “R” Us-Delaware, Inc. and its Restricted Subsidiaries, excluding, for the avoidance of doubt, any member of the Issuer Group.
“Toys Delaware Term Loan DIP Facility” means that certain term loans DIP facility governed by the Debtor-in-Possession Credit Agreement, dated as of September 22, 2017 (as amended, modified or otherwise supplemented from time to time) among Toys Delaware, as borrower, the lenders party thereto, NexBank SSA, as administrative agent and as collateral agent.
“Toys Delaware Term Loan Facility” means the Amended and Restated Credit Agreement, as amended, dated as of August 24, 2010, as amended October 24, 2014, by and among Toys Delaware, as borrower, Bank of America, N.A., as administrative agent and collateral agent and the other lenders party thereto, as may be further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity (provided that such increase in amount loaned or issued is permitted under Section 4.10 hereof).
“Toys (Labuan) Holding Limited Group” means Toys (Labuan) Holding Limited and its Restricted Subsidiaries.
“Transfer Agent” means the Person specified in Section 2.03 hereof as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Indenture.
“TRU Asia Credit Lines” means the agreements among Toys (Labuan) Holding Limited Group, and its successors and assigns, and various financial institutions relating to uncommitted lines of credit, for ordinary course working capital purposes, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof).
“Tru Canada Loans” means loans made after the Issue Date from Toys “R” Us (Canada) Ltd./Toys “R” Us (Canada) Ltee to Toys Delaware in an aggregate principal amount not to exceed $75.0 million at any one time outstanding.
“Trustee” means Wilmington Savings Fund Society, FSB, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“UK Group” means TRU (UK) H7 Limited and its Restricted Subsidiaries and any European ABL Obligor that holds any part of the United Kingdom business of Parent and its Restricted Subsidiaries.
“UK Propco” means Toys “R” Us Properties (UK) Limited, its current or future Subsidiaries and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).

“UK Propco Debt” means that certain facility agreement between UK Propco and Debussy DTC Plc, dated March 28, 2013, as may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with Debussy DTC Plc or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity (provided that such increase in amount loaned or issued is permitted under Section 4.10 hereof).
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wayne Holdings” means Wayne Real Estate Parent Company LLC and its successors and assigns (whether by merger, consolidation, sale of all or substantially all assets or otherwise).
“Wayne Holdings Group” means Wayne Holdings and its Restricted Subsidiaries.
“Wayne Loans” loans from Wayne Holdings to Toys Delaware.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(1)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
(2)    the sum of all such payments.
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02    Other Definitions.

Term	Section
Additional Amounts	4.17(a)
Additional Notes	11.01(d)(3)
Affiliate Transaction	4.12(a)
Auditors	12.02(b)(10)
Auditors’ Determination	12.02(b)(10)
Australian Guarantor	12.02(d)
Authentication Order	2.02

Term	Section
Bankruptcy Court	Recitals
BVI Guarantor Entity	12.02(c)
Capital Impairment	12.02(b)(3)
Cases	Recitals
CFC	1.01
Co-Issuer	Preamble
Debtors	Recitals
disposition	1.01
DTC	2.06(f)(2)
Event of Default	6.01(a)
FSHCO	1.01
German Guarantee	12.02(b)
German Guarantor	12.02(b)
GmbH	12.02(b)
GmbHG	12.02(b)(3)
Guaranteed Obligations	12.01
HGB	12.02(b)(6)
incur	4.10(a)
incurrence	4.10(a)
Initial Notes	Recitals
Interim Financing Order	Recitals
Issuer	Preamble
Issuer Affiliate Transaction	4.12(c)
Issuer Refunding Capital Stock	4.07(c)(2)
Issuer Tax Distributions	4.07(b)(4)
Issuers	Preamble
Management Notification	12.02(b)(4)
Net Assets	12.02(b)(6)
Note Register	2.03
Parent	Preamble
Paying Agent	2.03
Petition Date	Recitals
recursos propios	12.02(g)
Redemption Date	3.07(b)
Refinancing Indebtedness	4.10(b)(12)
Refunding Capital Stock	1.01(a)(2)
Registrar	2.03
Restricted Investments	1.01(a)(IV)
Restricted Payments	1.01(a)(IV)
Retired Capital Stock	1.01(a)(2)
SECURITIES ACT	2.06(f)(1)(A)
Significant Entities	6.01(a)(6)
Spanish Company	12.02(g)
Tax Jurisdiction	4.17(a)
Trustee	Recitals
United States Guarantee	12.02(a)

Term	Section
US Guarantor	12.02(a)

Section 1.03    [Reserved].
Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    provisions apply to successive events and transactions;
(g)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(i)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(j)    for the avoidance of doubt, any references to “interest” shall include any additional interest that may be payable;
(k)    for purposes of this Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP;
(l)    the registered Holder of a Note shall be treated as its owner for all purposes; and
(m)    this Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.
In the event of a conflict between the provisions of Section 2.06 hereof and the Applicable Procedures, the Applicable Procedures shall control.
Section 1.05    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (including the Requisite Holder Designee) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders (including the Requisite Holder Designee) in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent (including the Requisite Holder Designee), or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Issuers may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this clause (f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)    The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC (or its nominee) entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE II

THE NOTES

Section 2.01    Form and Dating; Terms.
(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as provided in this Indenture.
(d)    Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is (a) on the Issue Date, $375,000,000, and (b) the Additional Notes issued under Section 11.01(d)(3) hereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Parent Guarantors, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.11 hereof. The Notes shall not be redeemable, other than as provided in Article III.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 11.01(d)(3) hereof. Except as described under Article 9 hereof, the Notes offered by the Issuers and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. In authenticating and delivering the Initial Notes and any Additional Notes, the Trustee shall receive and shall be fully protected and shall incur no liability in conclusively relying on an Officer’s Certificate and Opinion of Counsel required by Section 14.04 hereof.
(e)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication. At least one Officer shall execute the Notes on behalf of each of the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and made available for delivery under this Indenture to or upon the order of the Issuers.
On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and make the Initial Notes available for delivery under this Indenture to or upon the order of the Issuers. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and make any Additional Notes available for delivery under this Indenture to or upon the order of the Issuers. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 11.01(d)(3) hereof, shall certify that such issuance is in compliance with Section 4.10 of this Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03    Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, acting solely for this purpose as an agent of the Issuers. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuer, the Co-

Issuer or one of their respective Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
Section 2.05    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes (provided, however, that the Regulation S Temporary Global Note may not be exchanged for Definitive Notes prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required by Rule 903). Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii)  above and pursuant to Section 2.06(c) or (e) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (i) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:
(A)    the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and in each such case set forth in this subparagraph (A), if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
(B)    such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.
If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsections (i) or (ii)  of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption for the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:
(A)    the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and in each such case set forth in this subparagraph (A), if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
(B)    such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)    the Registrar receives the following:
(1)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
(B)    such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an

Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A)    the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
(B)    such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (i) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY

BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
(4)    OID Legend. Notes issued with more than a de minimis amount of original issue discount shall bear a legend in substantially the following form (and, notwithstanding any in this Indenture to the contrary, may bear a separate CUSIP or other identification number in order to facilitate trading separately from other Notes of the same series):
“THIS NOTE MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF ANY OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY SENDING A WRITTEN REQUEST TO MICHAEL SHORT, EXECUTIVE PRESIDENT AND CHIEF FINANCIAL OFFICER, TOYS “R” US, INC., ONE GEOFFREY WAY, WAYNE, NEW JERSEY 07470.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Trustee’s or the Registrar’s request.

(2)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 4.11, 4.15 and 9.05 hereof).
(3)    Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, or tendered (and not withdrawn) for repurchase in connection with an Asset Sale Offer or other tender offer except the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(7)    Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(8)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
(9)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or PDF.
(i)    Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Issuers and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuers shall (i) provide written notice to the Trustee instructing the Trustee to direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(i), the

Trustee shall be entitled to receive from the Issuers, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel of the Issuers, in form reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuers may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(i) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
(j)    The Trustee shall have no responsibility or obligation to any Depositary Participant or beneficial owner of interests in any Global Notes or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.
(k)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(l)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07    Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and its Agents and any authentication Agent, and in the judgment of the Issuers to protect the Issuers and its Agents, from any loss that any of them may suffer if a Note is replaced. The Issuers and/or the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Affiliate of the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not an Issuer or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.
Section 2.10    Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11    Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act and the Trustee’s customary procedures). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers upon the Issuers’ request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuers shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, or otherwise send electronically, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13    CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE III

REDEMPTION
Section 3.01    Notices to Trustee. If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least two Business Days (unless a shorter notice shall be agreed to by the Trustee) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price (if then determined and otherwise the method of determination).
Section 3.02    Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes, are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange and the Registrar and Paying Agent are informed of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or by such other method in accordance with the procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.
The Registrar and Paying Agent shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption. The Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article XIII hereof.
The notice shall identify the Notes to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the redemption price;
(c)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and
(i)    any condition to such redemption.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided that the Issuers shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and a copy of the notice of redemption that sets forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption. Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(e) hereof). The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05    Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07    Optional Redemption.
(a)    Except as set forth below and in Section 4.11, the Issuers will not be entitled to redeem or prepay Notes.
(b)    The Issuers may redeem the Notes, in whole or in part, upon notice as described in Section 3.03, at a redemption price equal to 103% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(c)    Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, any corporate or financing transaction.
(d)    If the Issuers redeem less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 hereof.
(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08    Mandatory Redemption. The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes except for as provided in Sections 3.09 and 4.11 hereof.
Section 3.09    Asset Sales.
(a)    In the event that, pursuant to Section 4.11 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.
(b)    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
(c)    If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)    Upon the commencement of an Asset Sale Offer, the Issuers shall deliver electronically or send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)	that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)	the Offer Amount, the purchase price and the Purchase Date;

(iii)	that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)	that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v)
that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

(vi)
that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)
that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)
that, if the aggregate principal amount of Notes surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes (with such adjustments as may be deemed appropriate by the Trustee so that only Notes of authorized denominations remain outstanding); and

(ix)
that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)    On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, subject to Section 3.09(b), the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer or, if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(f)    The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(g)    Other than as specifically provided in this Section 3.09 or Section 4.11, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE IV

COVENANTS
Section 4.01    Payment of Notes. The Issuers shall pay or cause to be paid the principal of, premium and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium and interest then due.
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency. The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby designate the office of the Registrar at the address specified in Section 14.02 hereof (or such other address as to which the Registrar may give notice to the Holders and the Issuer) as one such office or agency of the Issuers in accordance with Section 2.03 hereof; provided that, the office of the Registrar shall not be an office or agency of the Issuers for purposes of service of legal process on the Issuers.
Section 4.03    Reports and Other Information. So long as any Notes are outstanding, whether or not required by the rules and regulations of the SEC, the Parent shall furnish, without cost, to each Holder of Notes and shall make available on the website referred to in clause (d) of this Section 4.03 below to the extent required therein:
(a)    all quarterly and annual financial information (excluding exhibits) that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Parent and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Parent’s certified independent accounts; and
(b)    the information (excluding exhibits) required to be contained in all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations if the Parent were a “non-accelerated filer” as defined in the applicable rules and regulations of the SEC; provided, however that the provisions of this paragraph shall be satisfied if the Parent files reports containing such information with the SEC within the time periods required by the applicable SEC rules and regulations for “non-accelerated filers.”
In addition, the Parent will include in the annual and quarterly reports described in Section 4.03(a) hereof, or otherwise furnish or file with the SEC, annual financial information for the most recently completed fiscal year and quarterly financial information for the most recently completed fiscal quarter and interim period, in each case for the Issuer or for Toys “R” Us, Europe, LLC or any other parent company of the Issuer that is a subsidiary of the Parent, substantially consistent with the presentation of such financial information in the Offering Memorandum under the caption “Summary Historical Condensed Consolidated Financial Data”; provided that such financial information may be presented for Toys “R” Us, Europe, LLC or any other such parent company, in lieu of the Issuer, only if (i) the Issuer is a Wholly-Owned Subsidiary of Toys “R” Us, Europe, LLC or such other parent company and (ii) Toys “R” Us, Europe, LLC or such other parent company has no material assets or operations other than in connection with acting as a direct or indirect holding company for the Issuer.
Notwithstanding the foregoing, no such reports shall be required to comply with (a) sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 and Items 307, 308 and 402 of Regulation S-K, (b) Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein or (c) Rule 3-10 or Rule 3-16 of Regulation S-X (including, without limitation, Rule 3-10(a) to the extent such Rule would otherwise require the provision of financial statements of the Issuer or any Guarantor other than consolidated financial statements of the Parent).
For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts, market makers and bona fide prospective investors that certify that they are qualified institutional buyers, upon their request, the information described above as well as, so long as the Notes constitute “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Notwithstanding anything herein to the contrary, the Parent will file the reports and financial information specified in clauses (a) and (b) of this Section 4.03 with the SEC, unless the SEC will not accept such filings. The Parent will not take any action for the purpose of causing the SEC not to accept such filings. If the SEC will not accept such filings, the Parent shall maintain a website to which all of the reports and press releases required by this Section 4.03 are posted. It shall be understood that for the purposes of this Section 4.03, the filing by any direct or indirect parent of the Parent with the SEC of the required information shall constitute a filing by the Parent.
The Parent shall also hold a quarterly conference call to discuss the financial results of the Parent with Holders. Such conference call may be part of or separate from any conference call relating to the financial results of any of the Parent’s Subsidiaries. The conference call shall not be later than five Business Days from the date on which the Parent would be required to file its annual or quarterly report with the SEC if the Parent were a “non-accelerated filer” as defined in the applicable rules and regulations of the SEC. No fewer than two days prior to the conference call, the Parent shall issue a press release to the appropriate wire services announcing the time, date and access details of such conference call.
If at any time any direct or indirect parent of the Parent becomes a Guarantor (there being no obligation of any such parent to do so), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this Section 4.03 and made available on the website referenced in clause (d) of this Section 4.03(d)may, at the option of the Parent, be furnished by and be those of such parent rather than the Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries other than the Parent and its Subsidiaries, on the one hand, and the information relating to the Parent and its Subsidiaries, on the other hand.
(c)    In addition, the Issuer will provide without cost to the Holders on the website referred to in clause (d) of the Section 4.03 below:
(1)    on or before the 20th Business Day after the end of each fiscal month of the Issuer, commencing with the fiscal month ending on or about December 31, 2017, the information required by

Schedule D hereto, provided that (i) Holders shall only be provided the information contemplated to be provided on a “public” basis by such Schedule D and (ii) information contemplated by such Schedule D to be provided on a quarterly basis only need be provided with respect to the end of each completed fiscal quarter of the Issuer;
(2)    on the 20th Business Day after the end of each fiscal month of the Issuer commencing with the fiscal month ending on or about December 31, 2017, a certificate of a responsible financial Officer of the Issuer confirming compliance with the Financial Covenant with respect to the Issuer’s last completed fiscal month; and
(3)    copies of all reports or other materials provided to lenders under the Toys Delaware Term Loan DIP Facility that are provided to “public side” lenders, at the time such reports or other materials are provided.
(d)    So long as any Notes are outstanding, the Issuers will also maintain a website to which beneficial owners of the Notes or prospective purchasers of beneficial ownership of the Notes are given access (subject to reasonable confidentiality restrictions) and to which all of the reports and other information required by this “Reports and Other Information” covenant are posted, unless they are otherwise publicly filed with the SEC, and the posting of such reports to such website shall satisfy the above reporting requirements. Such website may be password protected so long as such password is made available to beneficial owners of the Notes and bona fide prospective purchasers of beneficial ownership of the Notes.
(e)    Reports and any other information of the Parent or the Issuers, if any, delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ or the Parent’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to (i) monitor or confirm, on a continuing basis or otherwise, the Parent’s or the Issuers’ compliance with the covenants described herein or with respect to any reports or other information filed with the SEC or EDGAR or posted on any website under this Indenture, (ii) provide the Holders of the Notes with any of the reports or other information required by this “Reports and Other Information” covenant, or (iii) participate in any conference calls.
Section 4.04    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Parent and Restricted Subsidiaries of the Parent during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers, the Parent Guarantors and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture (including obligations with respect to Restricted Subsidiaries), and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers, the Parent Guarantors and the Guarantors have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture (including with respect to Restricted Subsidiaries) and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (including obligations with respect to Restricted Subsidiaries), or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto.
(b)    When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
Section 4.05    Taxes. The Parent shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies (formally due) except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06    Stay, Extension and Usury Laws. The Issuer, the Co-Issuer, the Parent Guarantors and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer, the Co-Issuer, the Parent Guarantors and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Limitation on Restricted Payments.
(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(I)    declare or pay any dividend or make any other distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Parent payable in Equity Interests (other than Disqualified Stock) of the Parent, (B) dividends or distributions by a Restricted Subsidiary payable to the Parent or any other Restricted Subsidiary, or (C), in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation); provided that the Parent or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(II)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent or any direct or indirect parent entity of the Parent held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;
(III)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled payment or scheduled maturity, any Subordinated Indebtedness, other than the payment, redemption, repurchase, defeasance, acquisition or retirement of any such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeaseance, acquisition or retirement; or
(IV)    make any Investment that is not a Permitted Investment (“Restricted Investments”);
(all such payments and other actions set forth in these clauses (I) through (IV) being collectively referred to as “Restricted Payments”).
(b)    The provisions of Section 4.07(a) shall not prohibit:
(1)    the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
(2)    (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Parent or any direct or indirect parent company of the Parent (“Retired Capital Stock”) in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted

Subsidiary or the Parent) of Equity Interests of the Parent or contributions to the equity capital of the Parent (in each case, other than Disqualified Stock) (“Refunding Capital Stock”); or (b) the repayment, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness or with the net cash proceeds of Refunding Capital Stock;
(3)     repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants ;
(4)    the declaration and payment of dividends or distributions to, or the marking of loans to, a direct or indirect parent Person of the Issuer to enable such parent to pay income, franchise, and other similar taxes attributable to the Issuer and its Subsidiaries, provided, that the amounts distributed pursuant to this clause (the “Issuer Tax Distributions”) in any tax year (or portion thereof) shall not exceed the Issuer Tax Amount for such tax year (or portion thereof); or
(5)    cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.07 (as determined in good faith by the Board of Directors of the Parent).
(c)    Notwithstanding any of the foregoing to the contrary, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(I)    declare or pay any dividend or make any other distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, for the avoidance of doubt, the payment, redemption, repurchase, defeasance, acquisition or retirement of Indebtedness of the Parent or any of its Affiliates, other than the Issuer and its controlled Affiliates, or the payment of any dividend or distribution on or the purchase, redemption or retirement for value of the Equity Interests of the Parent or any of its Affiliates, other than the Issuer and its controlled Affiliates), including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer, (B) dividends or distributions by a Restricted Subsidiary of the Issuer payable to the Issuer or any other Restricted Subsidiary of the Issuer, or (C), in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary of the Issuer other than a Wholly-Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation); provided that the Issuer or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(II)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer held by any Person (other than by a Restricted Subsidiary of the Issuer), in each case including in connection with any merger or consolidation;
(III)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled payment or scheduled maturity, any Subordinated Indebtedness, or Indebtedness of the Issuer or any Guarantor or Parent Guarantor (other than the Parent) that is unsecured or secured on a junior basis relative to the Notes or the Guarantee of such Guarantor or Parent Guarantor, other than the payment, redemption, repurchase, defeasance, acquisition or retirement of any such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeaseance, acquisition or retirement; or
(IV)    make any Restricted Investments,
(it being understood that, where the term “Restricted Payments” is used with respect to the Issuer or its Restricted Subsidiaries, the foregoing payments shall be “Restricted Payments”), other than:

(1)    the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
(2)    (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) (“Issuer Refunding Capital Stock”); or (b) the repayment, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness or with the net cash proceeds of Issuer Refunding Capital Stock;
(3)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with Section 4.10 hereof;
(4)    the declaration and payment of Issuer Tax Distributions, provided, that, the Issuer Tax Distributions in any tax year (or portion thereof) shall not exceed the Issuer Tax Amount for such tax year (or portion thereof);
(5)    the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent Person of the Issuer in amounts required for such Person to pay, without duplication:
(A)    franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate or other existence of such Person;
(B)    customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such Person;
(C)    general corporate overhead and operating expenses of such Person;
(D)    reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such Person;
(E)    audit costs, professional fees and expenses and other costs incurred in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable law (including applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange);
(F)    obligations under or in respect of director and officer insurance policies or indemnification obligations to directors or officers and directors’ fees and expenses; and
(G)    trade payables and other operating expenses incurred in the ordinary course of business and attributable to the operations of the Issuer and its Restricted Subsidiaries and which are reasonably expected to be, and appropriately should be payable by, the Issuer and its Restricted Subsidiaries;
provided, that (i) the aggregate amount of Restricted Payments made in any twelve-month period pursuant to this clause (5) shall not exceed the sum of (x) the amount of the foregoing items allocated to the Issuer pursuant to the allocations described in Section 4.15 and approved by the Bankruptcy Court and (y) $5.0 million, and (ii) such Restricted Payments shall not duplicate any such allocated amounts paid or to be paid directly by the Issuer Group.
The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined in good faith by the Board of Directors of the Parent, in the case of a Restricted Payment by the Parent or its Restricted Subsidiaries (other than the Issuer or its Restricted Subsidiaries), or the Board of Directors of the Issuer (in the case of a Restricted Payment by the Issuer or its Restricted Subsidiaries). Such determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $10.0 million.
The Parent and its Restricted Subsidiaries shall not, directly or indirectly, use Downstream Investments to make Restricted Junior Payments and the Issuer and its Restricted Subsidiaries shall not, directly or indirectly, use Downstream Investments to make the payments restricted by clauses (I), (II) or (III) of Section 4.07(c).
Section 4.08     Certain Investment and Use of Proceeds Limitations. Notwithstanding anything to the contrary in this Indenture:
(a)    In no event may Investments be made, directly or indirectly (including by means of a merger or consolidation or an Investment in another Person), by Parent or any of its Restricted Subsidiaries in the UK Group (or any Person in which a Person in the UK Group has made an Investment), other than (A) Investments made pursuant to clause (19) of the definition of “Permitted Investments” and (B) Investments made by a member of the UK Group in another member of the UK Group;
(b)    In no event may Investments be made, directly or indirectly (including by means of a merger or consolidation or an Investment in another Person), by Parent or any of its Restricted Subsidiaries in the UK Propco Group (or any Person in which an entity in the UK Propco Group has made an Investment) other than by a member of the UK Propco Group in another member of the UK Propco Group;
(c)    In no event may Investments be made, directly or indirectly (including by means of a merger or consolidation or an Investment in another Person), by Parent or its Restricted Subsidiaries (other than Toys Delaware and its Restricted Subsidiaries), in the Wayne Holdings Group (or any Person in which the Wayne Holdings Group has made an Investment), other than Investments made by a member of the Wayne Holdings Group in another member of the Wayne Holdings Group;
(d)    In no event may any payments be made, directly or indirectly (including by means of a merger or consolidation or an Investment in another Person), by the Issuer and its Restricted Subsidiaries to any members of the Toys Delaware Group using the net proceeds of the Notes;
(e)    Until the European ABL Obligors have become Guarantors and have granted and perfected Liens on their property and assets as contemplated by Section 11.01(c)(2), the Issuer and its Restricted Subsidiaries may not make Investments in any of the European ABL Obligors with proceeds of the Notes, other than (A) up to $75.0 million of net proceeds of the Notes to be lent to the European ABL Obligors pursuant to the Agreed On-Lending Principles (including, for the avoidance of doubt, any Investments made pursuant to clause (19) of the definition of “Permitted Investments”), (B) to European ABL Obligors who have granted and perfected Liens on their property and assets to secure the Note Obligations as contemplated by Section 11.01(c)(2) and (C) Investments made by a European ABL Obligor in another European ABL Obligor;
(f)    If permitted by the Requisite Holders in accordance with the provisions of the Escrow Agreement, Issuer may withdraw up to $35.0 million of cash from the Escrow Account for use in connection with the ordinary course working capital needs of the Issuer and its Restricted Subsidiaries during the 2017 holiday season; provided that, if any such withdrawals are made, the Issuer or any of its Restricted Subsidiaries shall deposit an amount of cash equal to the aggregate amount of such withdrawals in the Escrow Account not later than January 31, 2018;
(g)    The Issuers and their Restricted Subsidiaries shall cause all outstanding amounts borrowed under the European ABL Facility by members of the UK Group to be repaid using cash on hand in the UK Group (first) and in the other European ABL Obligors (second) so that the outstanding balance thereunder borrowed by members of the UK Group as of January 31, 2018 is zero, and from and after January 31, 2018, the UK Group shall not borrow any amounts under the European ABL Facility except as reasonably required for the conduct of its business in the ordinary course, consistent with the Issuer’s business plan for the UK Group; and
(h)    In no event may the Issuers and their Restricted Subsidiaries (other than the Wayne Holdings Group), directly or indirectly (including by means of a merger or consolidation or an Investment in another Person) guarantee any Indebtedness or other obligations of the Parent or its Restricted Subsidiaries; provided that the Issuers and their Restricted Subsidiaries may guarantee Indebtedness or other obligations of the members of the Issuer Group (other than the Wayne Holdings Group).
Section 4.09    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(1)    (%5) pay dividends or make any other distributions to the Parent or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
(A)    pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries;
(2)    make loans or advances to the Parent or any of its Restricted Subsidiaries; or
(3)    sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
(b)    The restrictions in Section 4.09(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:
(1)     (a)(i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to all outstanding Indebtedness of the Parent and its Restricted Subsidiaries and the related documentation and (ii) contractual encumbrances or restrictions entered into or modified after the Issue Date to the extent the Issuer determines that such encumbrance or restriction will not materially impair the Issuer’s ability to make payments under the Notes when due;
(2)    this Indenture, the Notes and the Security Documents;
(3)    purchase money obligations for property acquired in the ordinary course of business (including Capitalized Lease Obligations) that impose restrictions of the nature discussed in Section 4.09(a)(3) hereof on the property so acquired;
(4)    applicable law or any applicable rule, regulation or order;
(5)    any agreement or other instrument of a Person acquired by the Parent or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(6)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Parent pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)    Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to Section 4.10 hereof and Section 4.13 hereof;
(8)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(9)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;
(10)    customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
(11)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.09(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) of this Section 4.09(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(12)    any encumbrance or restriction under other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.10 hereof if (i) such encumbrances and restrictions, taken as a whole are not materially less favorable or (ii) the Issuer determines at the time of issuance of such Indebtedness, Disqualified Stock or Preferred Stock that such encumbrances or restrictions will not materially impair the Issuer’s ability to make payments under the Notes when due.
Section 4.10    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness), and the Parent shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock.
(b)    The provisions of Section 4.10(a) hereof shall not apply to:
(1)

1.
The incurrence of Indebtedness and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), by the Toys Delaware Group under the Toys Delaware ABL DIP Facility, up to an aggregate principal amount not to exceed $2,300.0 million at any one time outstanding;

2.
the incurrence of Indebtedness by the Toys Delaware Group under the Toys Delaware Term Loan DIP Facility, up to an aggregate principal amount not to exceed $450.0 million at any one time outstanding; and

3.	the incurrence of Indebtedness by the Toys Delaware Group under the Toys Delaware Term Loan Facility, up to an aggregate principal amount not to exceed, at any one time outstanding, the aggregate principal amount outstanding thereunder as of the Issue Date;
in each of case (i) and (ii), (x) net of the amount of all mandatory principal payments or repurchases actually made thereunder in respect of Indebtedness thereunder with the net proceeds from asset sales and (y) plus any premium, accrued interest on, or related fees and expenses in incurred in connection with any refinancing of Indebtedness incurred pursuant to such subclause;
(2)    Indebtedness of the Parent and its Restricted Subsidiaries in respect of (i) the Notes and the Guarantees issued on the Issue Date, (ii) other Indebtedness in existence on the Issue Date (excluding Indebtedness under the Specified Toys Delaware Facilities and the Specified Taj Facilities) listed on Schedule C hereto and (iii) Capitalized Lease Obligation existing on the Issue Date;
(3)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock or Preferred Stock incurred by the Parent or any Restricted Subsidiary to finance the purchase, lease, construction, or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness, then outstanding and incurred pursuant to this clause (3) and, if applicable, Section 4.10(c)(5) hereof (including any refinancing indebtedness outstanding in respect of Indebtedness originally incurred under Section 4.10(c)(5) hereof), does not exceed $100.0 million;
(4)    Indebtedness incurred by the Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(5)    Indebtedness arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent and any Restricted Subsidiaries in connection with a disposition;
(6)    Indebtedness of the Parent owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Parent or any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;
(7)    shares of Preferred Stock of a Restricted Subsidiary issued to the Parent or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Parent or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(8)    Hedging Obligations of the Parent or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting, hedging or managing (A) interest rates with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) currency exchange rates or (C) commodity prices or otherwise entered into in the ordinary course of business (in each case, including Hedging Obligations on behalf of the Parent or any Subsidiary of the Parent);
(9)    self-insurance and obligations in respect of performance, bid, appeal and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees and similar obligations provided by the Parent or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(10)    (i) the incurrence of Indebtedness and the issuance and creation of letters of credit and bankers’ acceptances thereunder by the Toys (Labuan) Holding Limited Group under the Japan Term Loan and Credit Lines and the TRU Asia Credit Lines, each to the extent permitted under Section 4.10(c)(1) and (ii) the incurrence of Indebtedness and the issuance and creation of letters of credit and bankers’ acceptances thereunder by the European ABL Obligors under the European ABL Facility, to the extent permitted under Section 4.10(c)(2), in both of case (i) and (ii), for ordinary course working capital purposes;
(11)    any guarantee by the Parent or a Restricted Subsidiary of Indebtedness or other obligations of the Parent or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations incurred by the Parent or such Restricted Subsidiary is permitted under the terms of this Indenture;
(12)    the incurrence or issuance by the Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under Section 4.10(b)(2) or (14) hereof, this clause (12) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay accrued interest, premiums and fees and expenses in connection therewith prior to its respective maturity (it being understood that Indebtedness, Disqualified Stock or Preferred Stock of the Parent or any Restricted Subsidiary may be refunded or refinanced by Indebtedness, Disqualified Stock or Preferred Stock of the Parent or any Restricted Subsidiary) (the “Refinancing Indebtedness”); provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, (B)  shall not be in a principal amount in excess of the principal amount of, premium, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced, (C) if the Indebtedness being refunded or refinanced is Subordinated Indebtedness, such Refinancing Indebtedness shall be Subordinated Indebtedness and (D) for avoidance of doubt, shall not include Indebtedness of the Issuer or its Restricted Subsidiaries that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Parent unless such refinancing is permitted by Section 4.10(c) and 4.07 hereof;
(13)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(14)    Additional Notes issued by the Issuer pursuant to the terms of Section 11.01(d)(3);
(15)    Indebtedness of the Parent or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business or take or pay obligations contained in supply agreements incurred in the ordinary course of business;
(16)    Indebtedness of the Parent or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Specified Toys Delaware Facility or Specified Taj Facility or a similar instrument, in a principal amount not in excess of the stated amount of such letter of credit or similar instrument;

(17)    [Reserved];
(18)    guarantee obligations incurred in the ordinary course of business (including in respect of construction or restoration activities) in respect of trade obligations (or to) suppliers, customers, franchises, lessors and licensees;
(19)    Indebtedness or Disqualified Stock of the Parent or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (19) and does not exceed as of the date of any incurrence pursuant to this clause (19), $25.0 million and any premium, accrued interest on, or related fees and expenses incurred in connection with any refinancing of Indebtedness incurred pursuant to this clause (19);
(20)    [Reserved];
(21)    Indebtedness attributable to the SALTRU Transaction; and
(22)    Indebtedness incurred in connection with any factoring arrangement or facility permitted to be incurred under Section 4.10(c)(21).
(c)    Notwithstanding any of the foregoing, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock, unless (i) the Issuer or such Restricted Subsidiary is permitted to incur such Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section  4.10(b) of this Indenture, and (ii) such Indebtedness, Disqualified Stock or Preferred Stock consists of:
(1)    The incurrence of Indebtedness and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), by the Toys (Labuan) Holding Limited Group, under the TRU Asia Credit Lines and the Japan Term Loan and Credit Lines, up to an aggregate principal amount not to exceed the sum of (x) ¥24.0 billion and (y) HK$285.0 million;
(2)    The incurrence of Indebtedness and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), by the European ABL Obligors, under the European ABL Facility, up to an aggregate principal amount (taken together with the amount of Indebtedness incurred under clause (21) below) not to exceed GBP138.0 million at any one time outstanding;
(3)    Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of (A) the Notes and the Guarantees thereof issued on the Issue Date and (B) any Additional Notes issued pursuant to Section 11.01(d)(3) and the Guarantees thereof;
(4)    Indebtedness of the Issuer or any of its Restricted Subsidiaries:
(A)    in respect of the 2021 Notes and the guarantees thereof in existence on the Issue Date;
(B)    in respect of the France Propco Debt outstanding as of the Issue Date;
(C)    in respect of the UK Propco Debt outstanding as of the Issue Date;

(D)    in respect of the Propco I Term Loan outstanding on the Issue Date; and
(E)    in respect of Capitalized Lease Obligations (including Indebtedness relating to Schedule C Items 10, 11 and 13) outstanding on the Issue Date;
(5)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock or Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries to finance the purchase, lease, construction, or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5) in respect thereof then outstanding (including any Issuer Refinancing Indebtedness in respect of any of the foregoing Indebtedness), does not exceed $15.0 million;
(6)    Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(7)    Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and any of its Restricted Subsidiaries in connection with a disposition;
(8)    Indebtedness of the Issuer owed to and held by any of its Restricted Subsidiaries or Indebtedness of a Restricted Subsidiary of the Issuer owed to and held by the Issuer or any other Restricted Subsidiary of the Issuer; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary of the Issuer) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;
(9)    shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary of the Issuer; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary of the Issuer) shall be deemed in each case to be an issuance of such shares of Preferred Stock;
(10)    Hedging Obligations of the Issuer or any Restricted Subsidiary of the Issuer (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting, hedging or managing (A) interest rates with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) currency exchange rates or (C) commodity prices or otherwise entered into in the ordinary course of business (in each case, including Hedging Obligations on behalf of the Issuer or any Subsidiary of the Issuer);
(11)    self-insurance and obligations in respect of performance, bid, appeal and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary of the Issuer or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(12)    [Reserved];
(13)    any guarantee (a) by the Issuer, the Co-Issuer, any Parent Guarantor or any Guarantor of Indebtedness or other obligations of the Issuer, the Co-Issuer or any Guarantor, (b) by any Restricted Subsidiary of the Issuer (other than the Co-Issuer) that is not a Guarantor of Indebtedness or other obligations of any other Restricted Subsidiary of the Issuer (other than the Co-Issuer) that is not a Guarantor, in the case of each of clauses (a) and (b), so long as the incurrence of such Indebtedness or other obligations incurred by the Issuer, the Co-Issuer, a Guarantor or such Restricted Subsidiary is permitted under the terms of this Indenture or (c) by Wayne Holdings of the Toys Delaware Term Loan DIP Facility in effect as of the Issue Date;
(14)    the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock that serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (14) and clauses (3), (4)(A), (4)(C), (4)(D) and (5), of this Section 4.10(c) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay accrued interest, premiums and fees and expenses in connection therewith prior to its respective maturity (it being understood that Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary may be refunded or refinanced by Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of its Restricted Subsidiaries) (the “Issuer Refinancing Indebtedness”); provided that such Issuer Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Issuer Refinancing Indebtedness is incurred which is not less than the Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, (B) shall not include (i) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary or (ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer (other than the Co-Issuer) that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer, the Co-Issuer or a Guarantor, (C) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (D) if the Indebtedness being refunded or refinanced is Subordinated Indebtedness, such Issuer Refinancing Indebtedness shall be Subordinated Indebtedness;
(15)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(16)    Indebtedness consisting of promissory notes issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies permitted by Section 4.07 hereof;
(17)    Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business or take or pay obligations contained in supply agreements incurred in the ordinary course of business;
(18)    [Reserved];
(19)    [Reserved];
(20)    guarantees constituting Investments permitted pursuant to clauses (7) or (18) of the definition of “Permitted Investments”;
(21)    Indebtedness incurred in connection with any factoring arrangement or facility in an aggregate principal amount (taken together with the amount of Indebtedness incurred under clause (2)

above) not to exceed (i) $5.0 million as permitted under (c)(23) hereof and (ii) GBP138.0 million (to the extent such exceeds the capacity under (c)(23) hereof) at any one time outstanding;
(22)    Subordinated Intercompany Loans; or
(23)    revolving credit Indebtedness under ordinary course working capital facilities (which facilities are used to provide liquidity, fund working capital or otherwise serve a similar business function as the revolving credit facilities of the Issuer and its Restricted Subsidiaries as of the Issue Date), in an aggregate principal amount (taken together with the amount of Indebtedness incurred under clause (21) above) as of any date of incurrence not to exceed $5.0 million.
For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of indebtedness pursuant to clauses (1) through (16) of Section 4.10(b) hereof or clauses (1) through (23) of Section 4.10(c) hereof, the Parent, in its sole discretion, shall be permitted to divide and classify and later reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.10; provided, that for purposes of compliance with Section 4.10(a) and Section 4.10(b):
(a)
(A) all Indebtedness outstanding on the Issue Date or incurred in the future under the Toys Delaware ABL DIP Facility will be treated as incurred under Section 4.10(b)(1)(i),
(B) all Indebtedness outstanding under the Toys Delaware Term Loan DIP Facility on the Issue Date will be treated on the Issue Date as incurred under Section 4.10(b)(1)(ii) and
(C) all Indebtedness outstanding under the Toys Delaware Term Loan Facility on the Issue Date will be treated as incurred under Section 4.10(b)(1)(iii), and, in each case of clauses (A), (B) and (C), all such Indebtedness (and any refinancings thereof) may not be later reclassified;
(b) all Capital Lease Obligations of the Parent and its Restricted Subsidiaries outstanding on the Issue Date shall be treated as incurred on the Issue Date under Section 4.10(b)(2) and all such Capital Lease Obligations (and any refinancing thereof to the extent not in excess of the amount outstanding on the Issue Date) may not later be reclassified to another clause of Section 4.10(b); and
(c)
(A) all Indebtedness outstanding on the Issue Date or incurred in the future under the European ABL Facility will be treated as incurred under Section 4.10(c)(2), and
(B) all Indebtedness outstanding on the Issue Date or incurred in the future under the TRU Asia Credit Lines or the Japan Term Loan and Credit Lines will be treated as incurred under Section 4.10(c)(1), and, in each case of clauses (A) and (B), all such Indebtedness (and any refinancings thereof) may not later be reclassified.
Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock, as applicable, for purposes of this Section 4.10.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. dollar equivalent determined on the date of the incurrence of such Indebtedness; provided that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. For purposes of determining compliance with a restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a currency different from the one specified in such restriction, the amount of such Indebtedness will be determined on the date of the incurrence of such Indebtedness based on the exchange rates prevailing at on such date. The principal amount of any Refinancing Indebtedness or Issuer Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. dollar equivalent was determined based on a currency agreement, in which case the Refinancing Indebtedness or Issuer Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness or Issuer Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. dollar equivalent of such excess will be determined on the date such Refinancing Indebtedness or Issuer Refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Parent and its Restricted Subsidiaries may incur pursuant to this Section 4.10 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.
Notwithstanding anything to the contrary, the Issuer, the Co-Issuer, the Parent Guarantors and the Guarantors shall not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer, the Co-Issuer, the Parent Guarantors or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s or Parent Guarantors’ Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer, the Co-Issuer, the Parent Guarantors or such Guarantor, as the case may be.
The Issuers and the Guarantors, directly or indirectly, shall not incur any intercompany Indebtedness, other than:
(A)    Subordinated Indebtedness; and
(B)    (i) intercompany Indebtedness outstanding on the Issue Date, (ii) any refinancing thereof (including any extension of the maturity date) that does not increase the principal amount (including PIK or other accretion) outstanding, shorten the maturity date thereof or otherwise have terms and conditions less favorable to the obligor(s) thereon than the Indebtedness being extended or refinanced and (iii) any PIK interest or other accretion to the principal amount thereof in accordance with the terms thereof as in effect on the Issue Date or as may otherwise be in effect hereafter as a result of an amendment reflecting arm’s-length terms.
Notwithstanding any of the foregoing, in no event will (a) any member of the Toys (Labuan) Holding Limited Group guarantee any Indebtedness of any Restricted Subsidiary of the Issuer or Parent other than Indebtedness of another member of the Toys (Labuan) Holding Limited Group, (b) any European ABL Obligor guarantee any Indebtedness of any Restricted Subsidiary of Parent other than Indebtedness of another European ABL Obligor, (c) UK Propco incur any Indebtedness other than Non-Recourse Indebtedness or (d) the Parent or any of its Restricted Subsidiaries (other than UK Propco) incur Indebtedness to refinance Indebtedness of UK Propco; provided, however that the foregoing clauses (a) and (b) will not apply to the guarantee of Indebtedness of the Issuer, the Co-Issuer or any Guarantor.

Section 4.11    Asset Sales.
(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale (including an Issuer Asset Sales), unless:

(1)    the Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer, in the case of an Issuer Asset Sale, or of the Parent, in the case of any other Asset Sale) of the assets sold or otherwise disposed of; and
(2)    except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided:
(A)    in the case of any Asset Sale (other than an Issuer Asset Sale), the following shall be deemed to be cash for purposes of this Section 4.11(a)(2) and for no other purpose: (i) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Parent’s or such Restricted Subsidiary’s most recent internal balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Parent or such Restricted Subsidiary, other than intercompany liabilities or liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale, other than by means of repayment by the Parent or any of its Subsidiaries) and for which the Parent and all of its Restricted Subsidiaries have been validly released by all creditors in writing and (ii) any securities received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
(B)    in the case of an Issuer Asset Sale, the following shall be deemed to be cash for purposes of this Section 4.11(a)(2) and for no other purpose: (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s most recent internal balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Issuer or such Restricted Subsidiary (other than (x) liabilities that are by their terms subordinated to the Notes or the Guarantees, (y) liabilities of the Issuer or any Guarantor that are unsecured or are secured by a Lien on the Collateral that ranks junior to the Liens securing the Notes or the Guarantee of such Guarantor or (z) intercompany liabilities), that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale, other than by means of repayment by the Issuer or any of its Subsidiaries) and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing and (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.
(b)    The Parent or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from an Asset Sale (other than an Issuer Asset Sale) (i) within 90 days after the receipt of such Net Cash Proceeds to permanently reduce (including, without limitation, by way of redemption, purchase, defeasing or other discharge) any Indebtedness of the Parent or a Restricted Subsidiary of the Parent (other than Non-Recourse Indebtedness (unless the Asset Sale relates to assets of the obligor(s) under such Non-Recourse Indebtedness), Subordinated Indebtedness of the Parent or intercompany Indebtedness) and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (ii) to the extent such Asset Sale is made by the Toys Delaware Group, to reinvest in assets used or useful in the business of Toys Delaware, pursuant to the terms of the Specified Toys Delaware Facilities as in effect on the Issue Date.
(c)    Any Net Cash Proceeds of any Issuer Asset Sale shall be considered Excess Proceeds, unless such Net Cash Proceeds are Excluded Issuer Proceeds. When the aggregate amount of Excess Proceeds with respect to Issuer Asset Sales exceeds $5.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders (with a copy to the Trustee) to purchase the maximum aggregate principal amount of the Notes (that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 103% of the principal amount thereof, plus accrued and unpaid interest to, but excluding the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 30 calendar days after the date that Excess Proceeds exceed $5.0 million in accordance with the requirements of Section 3.09 hereof.
(d)    To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, upon completion of such Asset Sale Offer, the remaining Net Cash Proceeds may be used by the Issuer Group for general corporate purposes, subject to the other covenants contained in this Indenture, and the amount of Excess Proceeds shall be reset to zero.
(e)    If the aggregate principal amount of Notes surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered. Additionally, the Issuers may, at their option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(f)    The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
Section 4.12    Transactions with Affiliates.
(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
(1)    such Affiliate Transaction is on terms that are not materially less favorable to the Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
(2)    the Parent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, adopts a resolution by the majority of the Board of Directors of the Parent approving such Affiliate Transaction.
(b)    The provisions of Section 4.12(a) hereof shall not apply to the following:
(1)    transactions between or among the Parent or any of its Restricted Subsidiaries, including with any entity that becomes a Restricted Subsidiary as a result of such transaction;
(2)    Restricted Payments permitted by Section 4.07 hereof and Permitted Investments;
(3)    [Reserved];
(4)    the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Parent, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;
(5)    transactions in which the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Parent or its relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
(6)    any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);
(7)    the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole;
(8)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, or licensees or licensors of intellectual property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(9)    the issuance of Equity Interests (other than Disqualified Stock) of the Parent to any director, officer, employee or consultant;
(10)    [Reserved];
(11)    [Reserved];
(12)    payments to employees, directors or consultants of the Parent, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by the Parent in good faith ;
(13)    [Reserved];
(14)    [Reserved]; and
(15)    leases with any Affiliates entered into in the ordinary course of business.
(c)    In addition, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any controlled Affiliate of the Parent other than the Issuer and its Restricted Subsidiaries or a Guarantor (each of the foregoing, an “Issuer Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
(1)    such Issuer Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(2)    the Issuer, with respect to any Issuer Affiliate Transaction or series of related Issuer Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, adopts a resolution by the majority of the Board of Directors of the Issuer approving such Issuer Affiliate Transaction; and
(3)    the Issuer, with respect to any Issuer Affiliate Transaction or series of related Issuer Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.
(d)    The provisions of Section 4.12(c) shall not apply to the following:
(1)    Restricted Payments permitted by Section 4.07 hereof and Permitted Investments;
(2)    any incurrence of Indebtedness pursuant to Section 4.10(c)(22);
(3)    transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
(4)    any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);
(5)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, or licensees or licensors of intellectual property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(6)    accruals (if any) by the Issuer and its Subsidiaries pursuant to tax sharing agreements among the Issuer, any direct or indirect parent of the Issuer and any Subsidiaries of the Issuer on customary terms with respect to any such agreement in effect on the date hereof, provided, that no payments shall be made with respect to such accruals); and
(7)    any transaction permitted pursuant to the next two paragraphs.
The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to enter into any new intellectual property or other intercompany agreements providing for fees paid to the Toys Delaware Group, or make any modification to any such agreement existing on the Issue Date, unless (i) such agreements or modifications are on arm’s-length terms, as determined by the Board of Directors of the Issuer and (ii) (x) if applicable, such agreements or modifications have been submitted for approval to a relevant taxing authority, together with an analysis prepared by an Independent Financial Advisor supporting the determination of an authorized officer of the Parent or the Issuer that such agreement or modification is on arm’s-length terms, or (y) the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.
Section 4.13    Liens.
(a)    The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral, except Permitted Collateral Liens.
(b)    In addition, the Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness of the Parent or any Restricted Subsidiary, on any asset or property of the Parent or any Restricted Subsidiary, unless in each case:
(1)    in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or
(2)    in all other cases, the Notes are equally and ratably secured.
Any Lien created for the benefit of Holders of the Notes pursuant to this Section 4.13(b) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.
Section 4.14    Existence. Subject to Article 5 hereof, the Parent and its Restricted Subsidiaries shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of Parent, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational or constitutional documents (as the same may be amended or replaced from time to time) of the Parent or any such Restricted Subsidiary; (ii) do or cause to be done all things necessary to preserve and keep in full force and effect to preserve, renew, extend, keep in full force and effect the rights (charter and statutory), privileges, permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary or desirable in the normal conduct of its business of Parent and its Restricted Subsidiaries; provided that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Issuer and the Co-Issuer), if the Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole; and (iii) in accordance with the Bankruptcy Code and subject to any required approval by the Bankruptcy Court, comply with all contractual obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the Parent and its Restricted Subsidiaries shall be permitted to change their organizational form; provided that so long as the Issuer is organized as a partnership or a limited liability company, it will maintain a corporate co-issuer of the Notes that is organized under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof.
Section 4.15    Allocations. Subject in all cases to the DIP Orders, the Issuer and the Requisite Holders shall consult in good faith to determine, prior to the entry of the Final Financing Order, an allocation of overhead expenses and professional expenses between the Issuer Group and the Toys Delaware Group with respect to the Cases that is mutually reasonably acceptable to the Issuer and the Requisite Holders, which allocation shall be reflected in the DIP Budget attached to the Final Financing Order. In no event shall the Issuer Group, directly or indirectly, pay (or provide the funding to pay) for professional expenses incurred during the pendency of the Cases in excess of amounts so allocated and that have also been allowed by an order of the Bankruptcy Court with a finding both as to reasonableness of the amount as well as to the allocation; provided that the Issuer Group may make interim payments to professionals in accordance with an approved interim compensation arrangement, but subject to any adjustments in connection with any quarterly or final fee applications.  Notwithstanding the foregoing, it is understood that the rights of the Holders to object to the allowance and payment of any and all professional fees and expenses and overhead expenses on any grounds is fully reserved.

Section 4.16    Limitation on Guarantees of Indebtedness by Restricted Subsidiaries; Future Guarantors. At any time after the Issue Date, (i) each of the Issuer’s future Restricted Subsidiaries (other than any Excluded Subsidiary), and (ii) each existing and future Restricted Subsidiary that guarantees any other Indebtedness of the Issuer, the Co-Issuer, a Parent Guarantor or a Guarantor will, in each case, within 30 days of the date such Restricted Subsidiary is formed or acquired, ceases to be an Excluded Subsidiary, or guarantees any such Indebtedness, as applicable, but subject to the Agreed Guarantee and Security Principles:
(1)    execute and deliver a supplemental indenture to this Indenture, substantially in the form attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary (and any Security Documents, if applicable), except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, that is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and
(2)    waive, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.
Section 4.17    Additional Amounts.
(a)    All payments made by a Foreign Guarantor in respect of a Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the relevant Foreign Guarantor is then incorporated or organized or resident for tax purposes, any jurisdiction from or through which payment on behalf of such Foreign Guarantor is made or any political subdivision or governmental authority thereof or therein having power to tax (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of the relevant Foreign Guarantor under its Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the relevant Foreign Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments (including, without limitation, payments of principal, redemption price, interest or premium) by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)    any Taxes that would not have been so imposed but for the existence of any present or former connection between the Holder (or between a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership or corporation) and the relevant Tax Jurisdiction, other than by the mere acquisition or holding of any Note or the enforcement or receipt of payment under or in respect of any Note or a Guarantee;
(2)    any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of any Note or Guarantee to comply with any written request, made to that Holder within a reasonable period before any such withholding or deduction would be payable, by an Issuer or a Foreign Guarantor to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements (in each case, to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of such Taxes;
(3)    any Taxes that are imposed or withheld as a result of the presentation of any Note or Guarantee for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(4)    any estate, inheritance, gift, sale, excise, transfer, personal property or similar tax or assessment;
(5)    any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any Guarantee;
(6)    any Tax imposed on or with respect to any payment by a Foreign Guarantor to the Holder if such Holder is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Note or Guarantee;
(7)    any Taxes that are imposed or withheld as a result of the presentation of any Note or Guarantee for payment by or on behalf of a Holder of such Notes or Guarantee who would have been able to avoid such withholding or deduction by presenting the relevant Note or Guarantee to another paying agent;
(8)    any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(9)    any combination of items (i) through (viii) above.
(b)    The relevant Foreign Guarantor will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by a Tax Jurisdiction with respect to the initial execution, delivery or registration of the Guarantees or any other document or instrument relating thereto (other than the Notes).
(c)    The relevant Foreign Guarantor will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by such Foreign Guarantor, or, if such receipts are not obtainable, other evidence of such payments by such Foreign Guarantor reasonably satisfactory to the Holders.
(d)    Except as specifically provided under this Section 4.17, a Foreign Guarantor will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivisions.
Section 4.18    [Reserved].
Section 4.19    Limitation on Creating Restrictions on Contributions and Investments. The Parent will not, and will cause each of its Subsidiaries that is a direct or indirect parent entity of the Issuer to not, create or suffer to exist any contractual or similar voluntary restriction on making downstream cash contributions or other Investments in the Issuer or any such direct or indirect parent entity of the Issuer, other than restrictions on amounts in excess of the amount necessary for the Issuers to make interest and/or principal payments on the Notes.
Section 4.20    Limitation on Activities of the Co-Issuer and the Dealcos. The Co-Issuer and the Dealcos may not hold any material assets, become liable for any material obligations, engage in any trade or business or conduct any business activity, other than (1) with respect to the Co-Issuer, the issuance of its Capital Stock to any Wholly-Owned Subsidiary of the Parent, (2) with respect to the Dealcos, owning the Capital Stock of one or more Subsidiaries, (3) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes or other Indebtedness of the Issuer or the Guarantors, to the extent permitted by this Indenture; provided that the net proceeds thereof may not be retained by the Co-Issuer or any Dealco, and (4) activities incidental thereto.
Section 4.21    Financial Covenant.

(a)    The Issuer shall not permit the Cumulative Consolidated Adjusted European EBITDA as of the end of any fiscal month to be less than the Relevant Percentage of the Forecasted Amount with respect to such fiscal month-end (the “Financial Covenant”).
(b)    For purposes of this Section 4.21, the following definitions shall apply:
(1)    “Consolidated Adjusted European EBITDA” means, with respect to each relevant period, the consolidated operating income (loss) of the European ABL Obligors for such period, after deducting ITASSA and Intellectual Property License fees, increased by depreciation and amortization, and increased or decreased (as applicable) to exclude any non-cash losses or gains and non-recurring or unusual charges (including but not limited to restructuring professional fees, asset impairment charges, severance costs, impact of litigation, store closure costs, net gains on asset sales and other similar type charges and expenses).
(2)    “Cumulative Consolidated Adjusted European EBITDA” means, as of the end of each relevant month, the sum of the Consolidated Adjusted European EBITDA for each completed month beginning with December 2017 and ending with and including such relevant month.
(3)    “Forecasted Amount” means the latest forecasted Cumulative Consolidated EBITDA for the relevant months, as provided to the advisors to the Holders as of the Issue Date.
(4)    “Relevant Percentage” means (x) for December 2017, January 2018 and February 2018, 60% and (y) for any months after February 2018, 70%.
Section 4.22    Most Favored Nation. To the extent that any Indebtedness of the Parent or any Subsidiary of the Parent Incurred after the Interim Financing Order or any Specified Toys Delaware Facility is Incurred, amended or permitted to exist which has any milestone covenant relating to deadlines to file documents or receive approvals from the Bankruptcy Court, achieve any business plan or objective or other milestone, then the Issuer shall simultaneously cause this Indenture to be amended so this Indenture contains substantially similar covenants; provided that the covenant levels for the covenants described in clause (i) shall be agreed reasonably between the Issuer and the Requisite Holders.
Section 4.23    Use of Proceeds. Subject in all respects to the DIP Order, on the Issue Date, (i) the net proceeds of the issuance and sale of the Notes (less the amount described in clause (ii)) will be funded into the Escrow Account and (ii) $96.0 million of the net proceeds of the Notes will be wired to the Issuer at the Issuer’s account as described on Schedule 1 attached to the Note Purchase Agreement. After the Issue Date, the Requisite Holders will direct the Trustee to direct the Escrow Agent to release funds from the Escrow Account in accordance with the terms of the Escrow Agreement and in the amounts and subject to satisfaction of the conditions described in Section 5 under the Note Purchase Agreement. Prior to the Trustee taking any action under this Section 4.23 and the Escrow Agreement, the Requisite Holders will provide the Trustee with written instructions directing the Trustee to take such action and, with respect to any beneficial owner of Notes that has signed such written instructions as a Holder, such beneficial owner of Notes shall supply to the Trustee a letter from the custodian for such beneficial owner of the Notes, with a medallion guaranteed signature, evidencing that such beneficial owner is a Holder of the Notes or such other evidence upon which the Trustee determines (in its sole and absolute discretion) it may reasonably rely. The Trustee may conclusively rely without liability on the written instructions, custodial letter and any other documents provided under this Section 4.23.
Section 4.24    Ratings. The Parent shall use its commercially reasonable efforts to cause, within 90 days after the Issue Date, the Notes to receive a rating from S&P or Moody’s or, if during such time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency.
Section 4.25    Additional Covenants. In addition, the Parent and its Restricted Subsidiaries shall comply with the additional covenants included in Annex I hereto.

Section 4.26    Investments to Use Agreed On-Lending Principles. Any Investment in any Person that is made by the Issuer or any Restricted Subsidiary directly or indirectly using the proceeds of the Notes shall otherwise comply with this Indenture and shall comply with the Agreed On-Lending Principles.
Section 4.27    Bankruptcy Materials. The Parent and the Issuer shall use commercially reasonable efforts to provide to the Requisite Holder Designee, the Trustee and the Collateral Trustee (i) drafts of all material motions, applications (other than applications seeking to retain professional advisors), and other documents the Parent or the Issuer intends to file with the Bankruptcy Court, no less than two Business Days before the date when the Parent or the Issuer intends to file any such document unless such advance notice is impossible or impracticable under the circumstances, in which case the Parent or the Issuer, as applicable, shall notify telephonically or by electronic mail counsel to the Requisite Holder Designee, the Trustee and the Collateral Trustee to advise such counsel of the documents to be filed and the facts that make the provision of advance copies no less than two Business Days before submission impossible or impracticable, and shall provide such copies as soon as reasonably possible thereafter, (ii) copies of all material documents actually filed by the Parent or the Issuer with the Bankruptcy Court promptly but not later than one day after such filing and (iii) any other written reports given to the Trustee and to any official committee relating to the operations, business, assets, properties or financial condition of the Parent and its Restricted Subsidiaries.
ARTICLE V

SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.
(a)    The Parent shall not consolidate or merge with or into or wind up into (whether or not the Parent is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person without (i) the consent of the Requisite Holders and (ii) the Issuer having delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or disposition and any documentation required in connection therewith, if any, comply with this Indenture.
(b)    The Issuer and the Co-Issuer may not, and the Issuer shall not permit the Co-Issuer to, consolidate or merge with or into or wind up into (whether or not the Issuer or the Co-Issuer, as applicable, is the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person without (i) the consent of the Requisite Holders and (ii) the Issuer having delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or disposition and any documentation required in connection therewith, if any, comply with this Indenture.
ARTICLE VI

DEFAULTS AND REMEDIES SECTION
Section 6.01    Events of Default.
(a)    An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium on, the Notes;
(2)    default for five days or more in the payment when due of interest on or with respect to the Notes;

(3)    failure by the Parent or any of its Restricted Subsidiaries to comply with any obligation, covenant or agreement (other than a default referred to in clauses (1) and (2) of this Section 6.02(a)) contained in this Indenture or the Notes for 15 days after receipt of written notice thereof given by the Trustee or the Holders of not less than 30% in principal amount of the Notes;
(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Guarantor, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:
(A)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
(B)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate (x) 10.0 million or more at any one time outstanding, in the case of Indebtedness of the Parent or any of its Restricted Subsidiaries other than the Issuer or any of its Restricted Subsidiaries or (y) $10.0 million or more at any one time outstanding, in the case of Indebtedness of the Issuer or its Restricted Subsidiaries;
(5)    failure (x) by the Parent or any Significant Subsidiary of the Parent (other than the Issuer and its Restricted Subsidiaries) to pay final judgments aggregating in excess of $10.0 million or (y) by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(6)    any Guarantor of the Issuer or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent (the Guarantor and each other entity referred to in the foregoing clause, the “Significant Entities”), in each case pursuant to or within the meaning of any Bankruptcy Law (provided, however, that this clause (6) shall not apply to the Cases and actions taken in furtherance of such Cases by the Debtors (it being understood that the actions enumerated below with respect to non-Debtor entities may be subject to this clause (6))):
(A)    commences proceedings to be adjudicated bankrupt or insolvent;
(B)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(C)    consents to the appointment of a receiver, liquidator, assignee, administrator, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    generally is not paying its debts as they become due;
(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against any Significant Entity, in a proceeding in which any Significant Entity is to be adjudicated bankrupt or insolvent;
(B)    appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Significant Entity, or for all or substantially all of the property of any Significant Entity; or
(C)    orders the liquidation of any Significant Entity;
and the order or decree remains unstayed and in effect for 60 consecutive days;
(8)    the Guarantee of any Significant Subsidiary of the Parent or the Guarantee of any Guarantor of the Issuer shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;
(9)    so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole of the Issuer or any Guarantor has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof, (a) default by the Issuer or any such Guarantor for 60 days after written notice given by the Trustee or holders of at least 30% in aggregate principal amount of the then outstanding Notes in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral securing the Secured Obligations under this Indenture and the Notes, in each case, to the extent the fair market value of the Collateral affected thereby exceeds $5.0 million in the aggregate, (b) repudiation or disaffirmation by the Issuer or any Guarantor, or any Person acting on behalf of the Issuer or any Guarantor, of its obligations under the Security Documents or (c) the determination in a judicial proceeding that all or any portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Issuer or any Guarantor, to the extent that the fair market value of the Collateral affected thereby exceeds $5.0 million in the aggregate; provided, that, it will not be a Default under this clause (9) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien securing the European ABL Facility or Hedging Obligations purported to be granted under such Security Documents on Collateral ceases to be enforceable and perfected;
(10)    any one or more of:
(A)    the entry of an order dismissing any of the Cases or converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or the Parent or any of its Subsidiaries files a motion or other pleading seeking entry of such an order or supports or fails to timely oppose such dismissal or conversion;
(B)    a trustee, responsible officer or an examiner having expanded powers under Bankruptcy Code Section 1104 (other than (x) a fee examiner or (y) for purposes of an investigation pursuant to Sections 1106(a)(3) and (4) of the Bankruptcy Code) is appointed or elected in the Cases, the Parent or any of its Subsidiaries or applies for, consents to, supports, acquiesces in or fails to promptly oppose, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the Requisite Holders in their sole discretion;
(C)    the entry of an order staying, reversing or vacating the Interim Financing Order or the Final Financing Order or modifying or amending the Interim Financing Order or Final Financing Order other than in form and substance reasonably acceptable to (i) the Requisite Holders and (ii) the Trustee, with respect to any modification or amendment that is materially adverse to the rights and duties of the Trustee;
(D)    the entry of an order in any of the Cases granting relief from any stay or proceeding (including, without limitation, the automatic stay) so as to allow any third party to proceed with foreclosure (or the granting of a deed in lieu of foreclosure or the like) against any assets of the Parent or any of its Subsidiaries with a value in excess of $10.0 million in the aggregate;
(E)    the entry of a final non-appealable order in the Cases (i) charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Holders or challenging the rights and remedies of any of the Holders under this Indenture in any of the Cases or granting any relief to the Parent or the Issuer that is inconsistent with the applicable Note Documents (other than use of cash collateral on a non-consensual basis), (ii) avoiding or requiring disgorgement by the Holders of any amounts received in respect of the Note Obligations or (iii) resulting in the marshaling of any Collateral; or
(F)    the Bankruptcy Court shall enter an order in any of the Cases authorizing (x) financing under Section 364 of the Bankruptcy Code (other than under this Indenture or the specified Toys Delaware Facilities) or (y) the sale of all or substantially all of the assets of the Parent or any of its Subsidiaries (unless such order contemplates payment in full in cash of the Obligations upon the closing of such financing or consummation of such sale, whether pursuant to a plan of reorganization or otherwise); or
(11)    the making of any material payments in respect of prepetition obligations other than (i) to the extent permitted by an order entered by the Bankruptcy Court in form and substance reasonably acceptable to the Requisite Holders or as contemplated by the DIP Budget and (ii) the Tax Distributions; or
(12)    the Bankruptcy Court shall not have entered the Final Financing Order in the Cases in form and substance reasonably acceptable to the Requisite Holders on or prior to 45 days after the Petition Date; or
(13)    an order of the Bankruptcy Court granting, other than in respect of the DIP Facility (subject, in the case of the DIP Facility, to the priority set forth in the DIP Orders) or the Carve-Out (as defined in the Interim Financing Order or the Final Financing Order, as applicable)) or as otherwise permitted under the applicable Security Document, (i) a priority of any Lien against the Parent or any of its Subsidiaries that is equal to or senior to the priority of the liens of the Holders under the Security Agreement or (ii) any claim entitled to superpriority administrative expense claim status in the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Holders under the Security Document; or
(14)    noncompliance by the Parent or any of its Subsidiaries with the terms of the Interim Financing Order or, after entry thereof, the Final Financing Order; or
(15)    the Parent or any of its Subsidiaries (or any direct or indirect parent thereof), or any Person claiming by or through any of the foregoing, shall obtain court authorization to commence an adverse proceeding or other proceeding against the Trustee, the Collateral Trustee or any Holder regarding the Note Documents, unless such suit or other proceeding is in connection with the enforcement of the Note Documents against any of the Trustee, the Collateral Trustee or any Holder; or
(16)
(A)    a plan of reorganization shall be confirmed in any of the Cases or any order shall be entered approving a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code, that does not provide for payment in full of the Obligations, or any order shall be entered which dismisses any of the Cases and which order (x) does not provide for termination of the unused commitments under the DIP Facility and payment in full in cash of the obligations of the Parent or any of its Subsidiaries under the DIP Facility and (y) to the fullest extent permitted by law, does not provide for release and exculpatory provisions relating to the Trustee, the Collateral Trustee and the Requisite Holders that are satisfactory to the Trustee, Collateral Trustee and the Requisite Holders; or
(B)    (i) the Parent, the Issuer and their respective Restricted Subsidiaries, as applicable, fail to move to assume the Intellectual Property Licenses in their current form by no later than 21 calendar days after the Petition Date or fail to prosecute diligently such motion; or (ii) at or prior to 11:59 p.m. (prevailing Eastern Time) 45 calendar days after September 18, 2017, if the Bankruptcy Court fails to enter a final order authorizing the assumption of the Intellectual Property Licenses in their current form; or
(C)    the Parent, the Issuer and their respective Restricted Subsidiaries, as applicable, deliver a notice of non-renewal (or similar notice) under any of the Intellectual Property Licenses or ITASSA or otherwise fail to renew such Intellectual Property Licenses or ITASSA on terms not adverse in any material respect to the Issuer and its Subsidiaries; or
(D)    any voluntary insolvency proceeding shall have been filed by any European ABL Obligor prior to the expiration of any preference or other clawback period applicable to Liens imposed on such European ABL Obligor’s assets pursuant to Section 11.01(c)(1) or (2); or
(17)    the occurrence of any Event of Termination (as defined in the Foreign Guarantors Agreement) under the Foreign Guarantors Agreement.
(b)    In the event of any Event of Default specified in Section 6.01(a)(4) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(2)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)    the default that is the basis for such Event of Default has been cured.
Section 6.02    Acceleration.
(a)    If any Event of Default occurs and is continuing under this Indenture, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may, without further order or application of the Bankruptcy Court, declare the principal, premium, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as it in good faith determines acceleration is not in the interest of the Holders of the Notes.
(b)    If an acceleration occurs, the principal amount of, and premium and accrued interest, on Notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated. The amounts described in the preceding sentence are intended to be liquidated damages and not unmatured interest or a penalty.
(c)    The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, upon the written instruction of Holders in accordance with Section 6.05, pursue any available remedy to collect the payment of principal, premium, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority. The Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
Section 6.06    Limitation on Suits. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).
Section 6.07    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article 4 hereof, in each case in accordance with the provisions governing such amendment or deletion contained in this Indenture, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holders to receive payment of principal of, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.
Section 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13    Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
(a)    to the Trustee, Paying Agent, Registrar, Transfer Agent and Collateral Trustee, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;
(b)    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and
(c)    to the Issuers or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.
Section 6.14    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This

Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII

TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    On the Issue Date, the Trustee shall receive funds comprising the Closing Fee (as defined in the Note Purchase Agreement), and subject to the receipt of all required tax forms (including Forms W-8 or W-9, as applicable) and any other documentation requested by the Trustee in order to comply with applicable law, the Trustee, as paying agent, shall distribute the applicable portion of the Closing Fee to each Person identified on Schedule B of the Note Purchase Agreement (the “Closing Fee Distribution Instructions”) by wire transfer of immediately available funds, in the amount and in accordance with the wire transfer instructions (which shall be set forth opposite each such Person’s name on the Closing Fee Distribution Instructions). The Trustee shall be entitled to rely on the Closing Fee Distribution Instructions, and to act at the direction of the Issuer with respect thereto pursuant to this Section 7.01 conclusively and without any liability. The Trustee shall not be responsible for any tax reporting or withholding with respect to the performance of its duties under this paragraph (g) of Section 7.01. Should any payment processed by the Trustee under this paragraph (g) of Section 7.01 be returned or rejected, the Trustee shall promptly notify the Issuer and distribute the amount of such payment to the Issuer. Such distribution to the Issuer shall be made by way of cash payment of immediately available funds to an account notified by the Issuer, without set-off and free from any deduction or withholding, other than applicable wire transfer fees.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Trustee), and each agent, custodian and other Person employed to act hereunder.
(j)    Delivery of reports to the Trustee pursuant to Section 4.03 hereof shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein. The Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in any Security Documents, other than to confirm receipt of items expressly required to be delivered to the Trustee or the Collateral Trustee.
(k)    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e. an incumbency certificate).
(l)    The permissive rights of the Trustee shall not be construed as duties.
(m)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 hereof.
Section 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail (or otherwise deliver in accordance with the procedures of DTC) to Holders of Notes a notice of the Default within 90 days after it is actually known to the Trustee. Except in the case of a Default relating to the payment of principal, premium or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
Section 7.06    Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuers, the Parent Guarantors and the Guarantors shall jointly and severally indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability, expense or cost

(including attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any of the Parent Guarantors or the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuers, any Parent Guarantor or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own gross negligence, willful misconduct or bad faith as determined by a final non-appealable judgment of a court of competent jurisdiction.
The obligations of the Issuers under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
Notwithstanding anything contrary in Section 4.13 hereto, to secure the payment obligations of the Issuers, the Parent Guarantors and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
As used in this Section 7.06, the term “Trustee” shall also include each of the Paying Agent, Registrar, Transfer Agent and the Collateral Trustee, as applicable.
Section 7.07    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 30 days prior written notice and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing at least 30 days in advance of such removal and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 30 days prior written notice. The Issuers may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09 hereof;
(b)    the Trustee is adjudged as bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’, the Parent Guarantors’ and the Guarantors’ obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.
As used in this Section 7.07, the term “Trustee” shall also include each of the Collateral Trustee, Paying Agent, Registrar and Transfer Agent, as applicable.
Section 7.08    Successor Trustee by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 7.09    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.
ARTICLE VIII

[RESERVED]

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor or Parent Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and the Collateral Trustee (with respect to the Security Documents), may amend or supplement this Indenture, the Security Documents and any Guarantee or the Notes without the consent of any Holder:
(1)    to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that such uncertificated Notes are in registered form pursuant to Section 163(f) of the Code;
(2)    to comply with Section 5.01 hereof;

(3)    to provide for the assumption of the Issuers’, any Parent Guarantor’s or any Guarantor’s obligations to the Holders;
(4)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder (as evidenced by an Officer’s Certificate delivered to the Trustee);
(5)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers, any Parent Guarantor or any Guarantor;
(6)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
(7)    to add a Parent Guarantor or Guarantor under this Indenture;
(8)    to make an amendment required by Section 4.22;
(9)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or
(10)    to grant any additional Lien for the benefit of the Holders of the Notes as security for the payment and performance of all or any portion of the Obligations, in any property or assets in addition to the Collateral, including any in which a Lien is required to be granted to or for the benefit of the Holders pursuant to this Indenture, and to provide for the release of a Lien as provided for in this Indenture.
Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee, shall join with the Issuers and any Parent Guarantors or Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee, shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Parent Guarantor or Guarantor under this Indenture upon execution and delivery by such Parent Guarantor or Guarantor and the Trustee of a supplemental indenture to this Indenture substantially in the form attached hereto as Exhibit D hereto, and delivery of an Officer’s Certificate.
Section 9.02    With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuers and the Trustee, may amend or supplement this Indenture, the Security Documents, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture or the Security Documents.
Upon the request of the Issuers accompanied by a resolution of each Issuer’s Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee, shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail or electronically deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail or electronically deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than Section 3.09, Section 4.11 and Section 4.15 hereof and provisions relating thereto);
(3)    reduce the rate of or change the time for payment of interest on any Note;
(4)    waive a Default in the payment of principal of or premium or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;
(5)    make any Note payable in money other than that stated therein;
(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium or interest on the Notes;
(7)    make any change in these amendment and waiver provisions;
(8)    impair the legal right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
(9)    make any change to or modify the ranking of the Notes that would adversely affect the Holders.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article IV hereof, in each case in accordance with the provisions governing such amendment or deletion contained in this Indenture, shall be deemed to impair the legal right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.
Section 9.03    [Reserved].
Section 9.04    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.
The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until each Issuer’s Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Sections 7.02 and 14.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor or Parent Guarantor under this Indenture.
ARTICLE X

[RESERVED]
ARTICLE XI

COLLATERAL AND SECURITY

Section 11.01    Security.
(a)    The due and punctual payment of the principal of, premium on, interest and Additional Amounts, if any, on, the Notes and the Secured Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, interest and Additional Amounts, if any, on the Notes and the Secured Guarantees and performance of all other obligations of the Issuers, the Guarantors and the Parent Guarantors (other than the Parent) to the Holders, the Trustee or the Collateral Trustee under this Indenture and the Notes and the Secured Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.
(b)    Each of the Issuers, each Guarantor and each Parent Guarantor (other than the Parent) consents to, and agrees to be bound by, the terms of the Escrow Agreement, the Security Documents, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. Each Holder, by its acceptance of the Notes and Guarantees, consents and agrees to the terms of the Escrow Agreement, the Security Documents (including, without limitation, the Collateral Trust Agreement and the European ABL Intercreditor Agreement and the provisions of the Security Documents providing for foreclosure and release of Collateral and authorizing the Collateral Trustee and the Trustee, if applicable, to enter into any Security Document or additional intercreditor arrangements, or, in each case, amendments in accordance herewith or therewith, on its behalf) as the same may be in effect or may be amended from time to time in accordance with their terms, or may be entered after the date hereof, and authorizes and directs the Collateral Trustee to enter into the applicable Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.
(c)    Subject to the Agreed Guarantee and Security Principles, the Issuers, each of the Guarantors and each of the Parent Guarantors (other than the Parent) will use reasonable best efforts to do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the Notes, duly created and enforceable and perfected Liens upon the Collateral. Each of the Issuers, each of the Guarantors and each of the Parent Guarantors (other than the Parent) will use reasonable best efforts to promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices, registrations, filings, and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, continue, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the holders of the Notes. Without limiting the generality of the foregoing, and in accordance with the Agreed Guarantee and Security Principles, the Issuers, the Parent and their Restricted Subsidiaries shall use best efforts to cause:
(1)    perfected Liens to be granted by the recipients of any proceeds of the Notes on-lent by any Issuer or any of its Restricted Subsidiaries (that is not a European ABL Obligor) to a European ABL Obligor, which liens shall rank junior in priority to the European ABL Liens, and shall be subject to (i) applicable law, (ii) the Agreed Guarantee and Security Principles, (iii) any agreements of such Person then existing not created in contemplation of such Investment (including without limitation those with third party creditors in whose favor Permitted Liens have been granted); and
(2)    the European ABL Obligors to grant and perfect Liens on their property and assets to secure (x) the Note Obligations and (y) the obligations under the 2021 Notes and related security documents, in each of case (x) and (y), as contemplated by the DIP Orders, to the full extent permissible under Applicable Law as soon as reasonably practicable upon or following the Issue Date; provided that, in accordance with the Agreed Guarantee and Security Principles, (X) the Liens securing the Note Obligations (the “European Asset Note Liens”) shall rank senior in priority to the Liens securing obligations under the 2021 Notes and related security documents (the “European Asset 2021 Notes Liens”) and junior in priority to the Liens securing any outstanding Senior Obligations (as defined in the Agreed Guarantee and Security Principles) under the European ABL Facility (the “European ABL Liens”) (to the extent there are any outstanding Senior Obligations under the European ABL Facility), and (Y) the European Asset 2021 Notes Liens shall rank junior in priority to both the European Asset Note Liens and the European ABL Liens (to the extent there are any outstanding Senior Obligations under the European ABL Facility);

(3)    Spain Propco to grant and perfect Liens on its property and assets to secure the Note Obligations and the obligations under the 2021 Notes on a first-priority and second-priority basis, respectively, in each case, as contemplated by the DIP Orders, to the fullest extent permissible under Applicable Law as soon as reasonably practicable upon or following the Issue Date; and
(4)    upon repayment in full and discharge of the France Propco Debt, France Propco to grant and perfect Liens on its property and assets to secure the Note Obligations and the obligations under the 2021 Notes on a first-priority and second-priority basis, respectively, in each case, as contemplated by the DIP Orders, to the fullest extent permissible under Applicable Law as soon as reasonably practicable upon or following the Issue Date.

(d)
(1)    Subject to the Agreed Guarantee and Security Principles, to the extent any security interest in the Collateral is not created or perfected, or related security documents are not provided, on or prior to the Issue Date, each of the Issuers, each Guarantor and each Parent Guarantor (other than the Parent) will use reasonable best efforts to have all such security interests created or perfected, and to have such related documents provided, in each case to the extent required by this Indenture or by the Security Documents, within 45 days following the Issue Date and to continue to use reasonable best efforts to take such actions to the extent such security interest has not been created or perfected and such related documents have not been provided within 45 days following the Issue Date (until such time, if any, as the Issuer determines that any further efforts to take any such action would be commercially futile, as evidenced by an Officer’s Certificate to that effect delivered to the Collateral Trustee, the Trustee and the Holders).
(2)    If the Liens described in Section 11.01(c)(2) are not granted or perfected (as reasonably determined by the Issuer) as contemplated by Section 11.01(c)(2) and the Agreed Guarantee and Security Principles within 45 days after the Issue Date, the Issuers and their Restricted Subsidiaries shall, on the Business Day after the expiration of such 45-day period, pay each Holder an aggregate amount in cash equal to $20.00 per $1,000.00 principal amount of Notes held by such Holder (the “Additional Interest Amount”). The Issuer shall notify the Trustee in writing of the amounts and payment dates of any Additional Interest Amount that may become payable under this Section 11.01(d)(2). The Trustee shall not at any time be under any duty or responsibility to any Holder to determine any Additional Interest Amount payable under this Section 11.01(d)(2), or with respect to the nature, extent or calculation of the amount of such Additional Interest Amount owed, or with respect to the method employed in such calculation of such Additional Interest Amount.
(3)    If the Liens described in Section 11.01(c)(2) are not granted or perfected (as reasonably determined by the Issuer) as contemplated by Section 11.01(c)(2) and the Agreed Guarantee and Security Principles within 60 days after the Issue Date, the Issuers shall give prompt written notice thereof to each Holder, which notice shall state the aggregate outstanding principal amount and accrued and unpaid interest under the European ABL Facility as of the expiration of such 60-day period. Each Holder shall have the right, within 10 Business Days after receipt of such notice, to give written notice (each, an “Exercise Notice”) of the exercise of its rights under this Section 11.01(d)(3). To the extent that Holders (“Exercising Holders”) have provided Exercise Notices during such 10-Business Day period, at a time reasonably agreed between the Issuers and the Exercising Holders, the Issuers shall sell, and the Exercising Holders shall purchase for cash, additional Notes (“Additional Notes”) in an aggregate principal amount that will provide net proceeds sufficient to repay in full and discharge all then outstanding amounts under the European ABL Facility, and the Issuers shall, upon receipt of the net proceeds from such Additional Notes, cause the European ABL Facility to be repaid in full and discharged. The purchase and sale of the Additional Notes under this Section 11.01(d)(3) shall be on economic terms substantially similar to those in the purchase and sale of the Initial Notes issued on the Issue Date, and the Issuers shall use all commercially reasonable efforts to cause such Additional Notes to trade fungibly with the Initial Notes. Any Exercising Holder shall, upon completion of such purchase and sale of Additional Notes, repay to the Company a portion of the Additional Interest Amount received by such Exercising Holder equal to the lesser of (x) $20.00 per $1,000.00 principal amount of Additional Notes such Exercising Holder purchased and (y) the full Additional Interest Amount such Exercising Holder received.

(e)    Notwithstanding the foregoing, to the extent the Issuers, the Guarantors and the Parent Guarantors (other than the Parent) are unable to create or perfect security interests for the benefit of the Notes, or provide related security documents, after using reasonable best efforts until further efforts would be commercially futile (as evidenced by an Officer’s Certificate to that effect delivered to the Collateral Trustee, the Trustee and the Holders), such failure shall not constitute a Default or Event of Default hereunder (provided that the Issuers and the Restricted Subsidiaries shall, in any event, comply with Section 11.02(d)(2) and (3)).
(f)    The Security Documents and the Collateral shall be subject to the Agreed Guarantee and Security Principles.
(g)    The Issuers and the Guarantors shall deliver to the Trustee copies of all Security Documents and all notices and other documents delivered to the Collateral Trustee pursuant to the Security Documents.
(h)    For avoidance of doubt, the Obligations of the Parent under this Indenture (including, without limitation, the Guarantee of Parent) are not and will not be secured by the Collateral.
Section 11.02    Concerning the Trustee.
(a)    Except as otherwise provided in this Indenture or the Collateral Trust Agreement, the Trustee shall not be obligated to take any action (or to direct the Collateral Trustee to take any action) under the Collateral Trust Agreement or any other Security Document without the written direction of the Holders and may, at the expense of the Issuers, request the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes along with security and indemnity satisfactory to the Trustee and the Collateral Trustee, shall take such actions.
(b)    Except as expressly provided for herein or in the Security Documents, neither the Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable (except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction) (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, (ii) unless it has been directed and indemnified in accordance with Section 11.05, for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(c)    The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in this Indenture are extended to the Collateral Trustee when acting under this Indenture, the Collateral Trust Agreement and the other Security Documents.
(d)    The Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.
(e)    Whenever an action under the Collateral Trust Agreement requires an Act of Required Secured Parties (as defined in the Collateral Trust Agreement), the Trustee, in its capacity as an Authorized Representative (as defined in the Collateral Trust Agreement), shall seek the direction of Holders of the Notes (if the Holder consent or direction is required under this Indenture). Subject to the next succeeding sentence, the Trustee shall deliver an affirmative vote in such Act of Required Secured Parties in the entire aggregate outstanding principal amount of the Notes, if the minimum consent or directions of Holders for such action required under this Indenture are met. If the requested action requires the consent or direction of each Holder of the Notes affected thereby, then the Trustee shall not deliver an affirmative vote in such Act of Required Secured Parties unless it receives the consent of each Holder.
Section 11.03    Intercreditor Agreements. This Article XI is subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement and the European ABL Intercreditor Agreement. Each of the Issuers and each Guarantor, to the extent a party thereto, consents to, and agrees to be bound by the terms of the Collateral Trust Agreement and the European ABL Intercreditor Agreements, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. Each Holder, by its acceptance of the Notes and the Guarantees, consents and agrees to all the terms and provisions of the Security Documents and the Collateral Trust Agreement and European ABL Intercreditor Agreement and to have authorized the Collateral Trustee to (or authorize the Trustee to direct the Collateral Trustee to) enter into any such Security Document or Collateral Trust Agreement or European ABL Intercreditor Agreement, or, in each case, any amendment in accordance therewith. The claims of Holders will be subject to the Collateral Trust Agreement and the European ABL Intercreditor Agreement.
Section 11.04    Collateral Trust Agreement. This Article XI and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each Holder of Notes, by its acceptance of the Notes, authorizes and instructs the Collateral Trustee on behalf of the Holders to (or authorizes the Trustee to direct the Collateral Trustee to) enter into the Collateral Trust Agreement as Collateral Trustee on behalf of such holders of Notes.
Section 11.05    Authorization of Actions to be Taken by the Trustee Under the Security Documents.
(a)    Subject to the provisions of Section 7.01 and Section 7.02 hereof and the Collateral Trust Agreement and European ABL Intercreditor Agreement and the other Security Documents, the Trustee may direct, on behalf of the Holders, the Collateral Trustee to, take all actions as at least a majority of principal amount of Notes have directed the Trustee to take, or after an Event of Default in accordance with Section 7.01, it deems necessary or appropriate in order to enforce any of the terms of the Security Documents including:
(1)    foreclose upon or otherwise enforce any or all of the Liens on the Collateral;
(2)    enforce any of the terms of the Security Documents to which the Collateral Trustee is a party; or
(3)    collect and receive payment of any and all Obligations.
(b)    At the Issuers’ sole cost and expense and subject to the Trustee and the Collateral Trustee having been indemnified by the Holders and/or the Issuers, the Trustee is authorized and empowered (but is not obligated) to direct the Collateral Trustee to institute and maintain, such suits and proceedings as may be reasonably expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.
Section 11.06    Receipt of Funds of the Collateral Trustee Under the Security Documents. Subject to the Collateral Trust Agreement and the European ABL Intercreditor Agreement, the Collateral Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Trustee or the Holders according to the provisions of this Indenture.
Section 11.07    Collateral Releases and Termination of Security Interest. The Collateral Trustee’s Liens upon the Collateral will be subject to release as provided in the Collateral Trust Agreement and the

European ABL Intercreditor Agreement. In addition, upon the full and final payment and performance of all obligations of the Issuers and Guarantors under this Indenture, the Security Documents, the Notes and the Guarantees or upon satisfaction and discharge of this Indenture, the Issuers shall deliver an Officer’s Certificate to the Collateral Trustee stating that such obligations have been paid in full, and the Liens securing the Secured Obligations pursuant to this Indenture and the Security Documents shall automatically be released in accordance with and to the extent provided by the Collateral Trust Agreement and the European ABL Intercreditor Agreement.
ARTICLE XII

GUARANTEES
Section 12.01    Guarantee. For purposes of this Section 12.01 only and unless the context otherwise requires, the term “Guarantors” shall collectively refer to the Guarantors and the Parent Guarantors.
Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as primary obligor and not merely as surety to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, interest, premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (the Obligations described in the foregoing clauses (a) and (b), the “Guaranteed Obligations”).
Each Guarantor understands, agrees and confirms that the Holders or the Trustee may enforce, in accordance with the applicable provisions of this Indenture, this Guarantee up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against the Issuer, the Co-Issuer or any other Guarantor, or against any security for the Secured Obligations, or under any other guarantee covering all or a portion of the Guaranteed Obligations. This Guarantee is a guarantee of prompt payment and performance and not of collection.
Additionally, subject to the provisions of this Article XII, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Issuers or any Guarantor upon the occurrence in respect of the Issuers or any Guarantor of any of the events specified in Section 6.01(a)(6) or (7) hereof, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Holders or the Trustee hereunder in accordance with the applicable provisions of this Indenture, on demand, subject in each case to the applicable guarantee limitations set forth below; provided, however, that the Obligations of the Parent under this Indenture (including, without limitation, its Guarantee of the Notes) will not be guaranteed by the Issuer, the Co-Issuer or any other Guarantor for any purpose under the Notes or this Indenture.
The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guarantee of the indebtedness of any of the Issuers whether executed by such Guarantor, any other Guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (and each of the Issuers and each Guarantor hereby waives any defense arising from any of the following): (a) any direction as to application of payment by any of the Issuers, any Guarantor or any other party, (b) any other continuing or other guarantee, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guarantee or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any of the Issuers or Guarantors, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guarantee, (f) any payment made to any Holder or the Trustee on the indebtedness which any Holder or the Trustee repays to the Issuer, the Co-Issuer or any Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Holder or the Trustee or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.
The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any of the Issuers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any of the Issuers and whether or not any other Guarantor or any of the Issuers be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any of the Issuers or Guarantors or other circumstance which operates to toll any statute of limitations as to such Issuer, Co-Issuer or Guarantor shall operate to toll the statute of limitations as to each Guarantor.
Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guarantee and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Trustee or any other Holder against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or any of the Issuers) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Holder or the Trustee upon this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guarantee. In addition, each Guarantor hereby waives any non-perfection of any collateral securing payment of any Secured Obligation and any other circumstance (including, without limitation, any statute of limitations but excluding payment or performance of the obligations) or any existence of or reliance on any representation by the Holders or the Trustee that might otherwise constitute a defense available to, or a legal or equitable discharge of, any of the Issuers or any Guarantor or surety.
Each Guarantor waives any right to require the Holders or the Trustee to: (i) proceed against any of the Issuers, any Guarantor or any other party; (ii) proceed against or exhaust any security held from any of the Issuers, any Guarantor or any other party; or (iii) pursue any other remedy in the Trustee’s or Holders’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any of the Issuers, any Guarantor or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any of the Issuers, any Guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any of the Issuers or any Guarantor other than payment in full in cash of the Guaranteed Obligations. Each Guarantor acknowledges and agrees that (x) none of the Holders or the Trustee shall have any obligation to investigate the financial condition or affairs of any of the Issuers or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any of the Issuers or any Guarantor that might become known to any Holder or Trustee at any time, whether or not such Holder or Trustee knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Holders and the Trustee shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks. The foreclosure on any Collateral serving as security held pursuant to the Security Documents, in one or more judicial or nonjudicial sales, whether or not every aspect of such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or the exercise of any other rights or remedies under the Security Documents will not affect or impair in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such foreclosure or exercise of remedies, even though it operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any other party or any security.
Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Issuers’ financial condition, affairs and assets, and of other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Issuers’ on an ongoing basis information relating thereto and each Issuers’ ability to pay and perform its Obligations under this Indenture, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as its Guarantee hereunder is in effect. Each Guarantor hereby acknowledges and agrees that none of the Holders, the Trustee or any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any of the Issuers or any Guarantor under the Indenture or Security Documents or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.
Each Guarantor warrants and agrees that each of the waivers set forth in this Section 12.01 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Indenture, the Security Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.
This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Holder or the Trustee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Holder or the Trustee would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder or Trustee to any other or further action in any circumstances without notice or demand. It is not necessary for any Holder or Trustee to inquire into the capacity or powers of any of the Issuers or the Guarantors or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.
The Guarantee issued by any Guarantor shall be a senior obligation of such Guarantor.
Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature (except as required by applicable law).
As used in this Section 12.01, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.
Section 12.02    Limitation on Guarantor Liability.
(a)    This Section 12.02(a) shall apply to any guarantee (hereafter a “United States Guarantee”) which is granted as provided under the Agreed Guarantee and Security Principles by any Guarantor incorporated under the laws of the United States of America or any State or territory thereof (other than a Parent Guarantor) (a “US Guarantor”). Each Guarantor and each Holder (by its acceptance of the benefits of the Guarantee in this Article XII) hereby confirms that it is its intention that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Holder (by its acceptance of the benefits of the Guarantee in this Article XII) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such

Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
(b)    (%4)    The restrictions in this Section 12.02(b) shall apply to any guarantee and indemnity (hereinafter the “German Guarantee”) granted by a Guarantor incorporated under the laws of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) to secure liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for the avoidance of doubt purposes any direct or indirect Subsidiary of such Guarantor). It is understood and agreed that the limitations set forth in this Section 12.02(b) shall also apply to any German Guarantor’s obligations under the Guarantee to repay any amounts owed under Sections 12.04 which are not attributable to such German Guarantor.
(1)    The restrictions in this Section 12.02(b) shall not apply to the extent the German Guarantor secures any indebtedness under any Indenture or Security Document in respect of (i) loans to the extent they are on-lent or otherwise (directly or indirectly) passed on to the relevant German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is not repaid or (ii) any other benefit granted under the Indenture or Security Documents.
(2)    The parties to this Indenture agree that if payment under the Guarantee or enforcement of the Guarantee under the Security Documents to which a German Guarantor is a party would (i) cause the amount of a German Guarantor’s net assets, as calculated pursuant to this Section 12.02(b), to fall below the amount of its registered share capital (Stammkapital), or (ii) increase an existing shortage of its registered share capital (Vertiefung einer Unterbilanz), in each case in violation of section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaft mit beschränkter Haftung) (“GmbHG”) (such events are hereinafter referred to as a “Capital Impairment”), then the Trustee shall, at the direction of the Requisite Holder Designee, subject to Sections 12.02(b)(4) and (5) and the applicable provisions of the Collateral Trust Agreement, demand such payment or enforcement from such German Guarantor only to the extent such Capital Impairment would not occur.
(3)    If the relevant German Guarantor does not notify the Trustee in writing (the “Management Notification”) within ten Business Days after the Trustee notified such German Guarantor of its intention to demand payment under the Guarantee that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur), then the restrictions set out in Section 12.02(b)(3) shall not apply.
(4)    If the relevant German Guarantor does not provide an Auditors’ Determination (as defined below) within 30 Business Days from the date on which the Trustee received the Management Notification then the restrictions set out in the Section 12.02(b)(3) shall not apply and the Trustee shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.
(5)    The calculation of net assets (the “Net Assets”) shall only take into account the sum of the values of the assets of the relevant German Guarantor determined in accordance with applicable law and court decisions and, if there is no positive going concern (positive Fortführungsprognose) based on the lower of book value (Buchwert) and liquidation value (Liquidationswert) (consisting of all assets which correspond to those items listed in section 266 subsection (2) A, B and C of the German Commercial Code (Handelsgesetzbuch) “HGB”) less the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B, C and D HGB).

(6)    For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows:
(A)    the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Indenture without the prior written consent of the Trustee shall be deducted from the amount of the registered share capital of the relevant German Guarantor;
(B)    loans or other contractual liabilities incurred by the relevant German Guarantor in breach of the Indenture or the Security Documents shall not be taken into account as liabilities.
(7)    The relevant German Guarantor shall realize, to the extent legally permitted and commercially reasonable in a situation where it does not have sufficient Net Assets to maintain its registered share capital, all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if such asset is not necessary for the German Guarantor’s business (betriebsnotwendig).
(8)    The limitations on demanding payment under this Guarantee set out in this Section 12.02(b) shall not apply if and to the extent that the German Guarantor has not taken a specific measure which the Trustee has reasonably requested and which the relevant German Guarantor is legally permitted to take in order to avoid demanding payment under the Guarantee causing a Capital Impairment of the relevant German Guarantor (including without limitation, setting off-claims), provided that it is commercially justifiable to take such measures.
(9)    If the relevant German Guarantor claims that a Capital Impairment would occur on payment under this Guarantee, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and, if so, to what extent) any payment under this Guarantee would cause a Capital Impairment (the “Auditors’ Determination”).
(10)    The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Section 12.02(b)(6) and (7), by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Section 12.02(b)(15), such Auditors’ Determination shall be binding on the relevant German Guarantor and the Trustee.
(11)    Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in Section 12.02(b)(viii) shall continue to exist.
(12)    If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this Guarantee, the Trustee has reasonable grounds to believe that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Section 12.02(b)(8)), the Trustee may (but shall not be obligated), at the direction of the Requisite Holder Designee, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to Section 12.02(b)(10) in order for such Auditors to determine whether (and, if so, to what extent) the situation leading to a Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Trustee may, at the direction of the Requisite Holder Designee, demand payment under this Guarantee to the extent that the Auditors determine that the Capital Impairment has been cured. Without prejudice to the foregoing, the Trustee shall have no obligation to examine or analyze the financial condition of any German Guarantor.
(13)    Any managing director (Geschäftsführer) of a German Guarantor may request reimbursement from the Holders (pro rata) or the Trustee for such net proceeds received by the relevant Holder or Trustee from the realization of the security and/or guarantee provided hereunder if such managing director is required to reimburse the German Guarantor pursuant to section 64, sentence 3 GmbHG due to a final non-appealable (rechtskräftig) court decision (other than a court decision based on omission (Versäumnisurteil) or recognisance (Anerkenntnis)) which states that either the granting or the enforcement of any Security Document or a payment under this Guarantee led to the illiquidity (Zahlungsunfähigkeit) of the relevant German Guarantor, such request to be made within one month from the date of service (Zustellung) on such managing director the German Guarantor of such final court decision.
(14)    Notwithstanding any limitation under this Guarantee, the Trustee shall be entitled (but not required) to further pursue in court payment claims under this Guarantee granted by the respective German Guarantor if it disagrees with the Auditor’s Determination by claiming in court that demanding payment under the German Guarantee against the relevant German Guarantor does not violate §§ 30, 31 GmbHG. The agreement of the Trustee to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall constitute neither a waiver (Verzicht) of any right granted under this Indenture or any Security Document to the Trustee or any Holder nor a definite defense (Einwendung) of the relevant German Guarantor against any of the guaranteed obligations.
(15)    In addition to the limitations on the granting, enforcement of and performance under the German Guarantee set forth in this Section 12.02(b), it is hereby agreed that the German Guarantor shall have a defense against any claim, enforcement, or other request for performance or requirement to perform, whether such requirement is based on statute, contract or otherwise, to the extent such claim, enforcement or other performance would result in personal liability for the German Guarantor’s managing director(s) under then applicable law and any claims arising under the German Guarantee shall be limited to the extent of such defense, such that such personal liability would not be incurred. Nothing herein shall nor shall be deemed to prevent the Trustee from asserting, in a court of law or otherwise, that the claim, enforcement or other request for performance would not cause the German Guarantor’s managing director(s) to incur any liability, nor shall it prevent the German Guarantor from asserting, in a court of law or otherwise, to the contrary.
(16)    The aforementioned provisions shall apply to a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) mutatis mutandis and all references to net assets shall be construed as a reference to the aggregated net assets of the general partner and the limited partnership.
(c)    In respect of any Guarantor which is organized under the laws of the British Virgin Islands or registered under the British Virgin Islands Business Companies Act, 2004 (a “BVI Guarantor Entity”), each other Guarantor and each Holder agrees that the maximum amount a BVI Guarantor Entity shall be liable for in respect of the Guaranteed Obligations shall be such sum as would be the maximum amount that such BVI Guarantor Entity could pay whilst still allowing the directors of the BVI Guarantor Entity to resolve that they are satisfied, on reasonable grounds, that immediately thereafter (i) the value of the assets of the BVI Guarantor Entity exceed its liabilities and (ii) the BVI Guarantor Entity is able to pay its debts as they fall due.
(d)    The provisions of this Section 12.02(d) shall apply in respect of any Guarantor (an “Australian Guarantor”) which is organized under the laws of Australia or any political subdivision thereof. A Holder or Trustee may place in a suspense account any payment it receives from an Australian Guarantor for as long as it thinks prudent and need not apply it towards satisfying the Guaranteed Obligations or other money payable under this Guarantee.
Each Holder and the Trustee agrees to pay any money remaining after the Guaranteed Obligations are discharged either to the relevant Australian Guarantor (which the Holders or Trustee may do by paying it into an account in the relevant Australian Guarantor’s name) or to another person entitled to it. In doing so, it does not incur any liability to the Australian Guarantor. Neither a Holder nor a Trustee is required to pay an Australian Guarantor interest on any money remaining after the Guaranteed Obligations are discharged.
An Australian Guarantor is only credited with money from the date the Holder or Trustee, as applicable, actually receives it.
Australian Guarantor irrevocably appoints the Trustee and each of its authorized officers individually as its attorney and agrees to formally approve all action taken by an attorney under this paragraph. Each attorney may: (i) do anything which the Australian Guarantor may lawfully do to exercise its right of proof after an insolvency event occurs in respect of any Australian Guarantor in connection with a matter not connected with its rights as “Guarantor” under this Guarantee. (These things may be done in the Australian Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividend arising out of the right of proof); (ii) delegate its powers (including this power) and may revoke a delegation; and (iii) exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so. The attorney need not account to the relevant Australian Guarantor for any dividend received on exercising the right of proof under this paragraph except to the extent that any dividend remains after the Holders or the Trustee, as applicable, have received all of the Guaranteed Obligations and all other amounts payable under this guarantee.
Notwithstanding anything to the contrary in this Indenture or in the Security Documents, and solely for purposes of this Guarantee and the obligations guaranteed by the Issuers and the Guarantors (other than the Australian Guarantors) hereunder, the definition of Guaranteed Obligations shall assume that the Security Documents governed by Australian law and New York law secure the “Guaranteed Obligations” (as defined in a manner consistent with the Security Documents governed by a law other than that of Australia) of the Australian Guarantors instead of the “Secured Money” (as defined in the applicable Security Documents) of the Australian Guarantors.
(e)    With respect to the Guarantor which is incorporated under the laws of the Netherlands, this guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of section 2:98c of the Dutch Civil Code, or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.
(f)    Subject to the provisions of this Section 12.02(f) and notwithstanding anything to the contrary in this Indenture, any liability of any Guarantor which is incorporated under the laws of England and Wales does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.
(g)    Any Collateral granted by any company incorporated in Spain (a “Spanish Company”) shall (i) not extend to any obligation incurred in respect of financing for the purpose of (a) acquiring shares (acciones) representing the share capital of such Spanish Company or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company (and, in the case of a Spanish Company incorporated under the form of a “Sociedad de Responsabilidad Limitada” or “S.L.s”, the shares of its group companies) or (b) refinancing a previous debt incurred for the acquisition of shares (acciones) representing the share capital of such Spanish Company or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company (and, in the case of a Spanish Company incorporated under the form of a “Sociedad de Responsabilidad Limitada” or “S.L.s”, the shares of its group companies), and shall (ii) be deemed not to be undertaken or incurred by the Spanish Company to the extent that the same would constitute unlawful financial assistance within the meaning of Articles 143 and 150 of the Spanish Capital Companies Law (Real Decreto Legislativo 1/2010 de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) or any other legal provision that may substitute such articles in the future.
For these purposes, a reference to a “holding company” of any Spanish Company shall mean the company which, directly or indirectly, owns the majority of the voting rights of the Spanish Company or that may have a dominant influence on such Spanish Company. It shall be presumed that one company has a dominant influence on another company when (i) any of the scenarios set out in section 1 of article 42 of the Spanish

Commercial Code (Código de Comercio) are met; or (ii) when at least half plus one of the members of the managing body of the Spanish Company are also members of the managing body or top managers (altos directivos) of the dominant company or of another company controlled by such dominant company.
The Collateral provided by Spanish Company incorporated under the form of a “Sociedades de Responsabilidad Limitada” or “S.L.s”, is subject to the following restrictions: (a) S.L.s can only issue notes up to an aggregate maximum amount of twice its own equity (“recursos propios”), unless the issue is secured by a mortgage, a pledge of securities, a public guarantee or a joint and several guarantee from a credit institution and, to the extent that such restriction may also apply to S.L.s when securing the Notes, a similar restriction shall be applicable to the Collateral granted by a Spanish Company incorporated under the form of S.L.s. (b) S.L.s are prohibited to issue or secure notes convertible into quotas (participaciones sociales).
(h)    The Guaranteed Obligations shall be subject to the Agreed Guarantee and Security Principles, and the foregoing limitations and terms may be modified and amended pursuant to guarantee granted by a particular guarantor as provided for and in accordance with the Agreed Guarantee and Security Principles. Subject to the Agreed Guarantee and Security Principles, each of the Issuers will use reasonable best efforts to procure that each of the guarantors of the 2021 Notes (that is not an ABL Guarantor) shall enter into a guarantee pursuant to Section 12.01 hereof as soon as reasonably practicable or by entering into a supplemental indenture to this Indenture upon or following the Issue Date (including any modifications to the limitation provisions set out in Section 12.02 hereof as may be reasonably agreed between legal counsel to the relevant Guarantor and the Holders) and in any event must enter into a guarantee pursuant to Section 12.01 hereof within 21 Business Days of the Issue Date.
(i)    Notwithstanding anything to the contrary herein, the Obligations of the Parent under this Indenture (including, without limitation, the Parent’s Guarantee of the Notes), shall not be guaranteed by the Issuer, the Co-Issuer or any other Guarantor hereunder.
(j)    Notwithstanding anything to the contrary herein, the guarantees by TRU (Holdings) Limited, TRU Europe Limited, TRU (UK) H8 Limited and/or any other Guarantor that is a disregarded entity for U.S. federal income tax purposes will, except with respect to the guarantees by the European ABL Obligors, Spain Propco and France Propco, be, in each case, without recourse to any voting stock in excess of 65% of any subsidiary of such Guarantor that is a CFC or FSHCO.
Section 12.03    Execution and Delivery. Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture to this Indenture executed on behalf of such Guarantor by an officer thereof in accordance with Section 4.16 hereof shall evidence its Guarantee set forth in Section 12.01 hereof and shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. Upon execution and delivery of or any supplemental indenture to this Indenture, if applicable, the Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Guarantors.
If an officer of a Guarantor whose signature is on this Indenture or any supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantee of such Guarantor shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture or any supplemental indenture to this Indenture on behalf of the Guarantors.
Section 12.04    Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 12.05    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 12.06    Release of Guarantees. A Guarantee by a Guarantor, if any, shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee:
(a)    upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (following which the applicable Guarantor is no longer a Restricted Subsidiary) which sale, exchange or transfer is not prohibited by the applicable provisions of this Indenture;
(b)    in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 4.16 hereof, upon the release or discharge of the guarantee that resulted in the creation of such Guarantee;
(c)    [Reserved];
(d)    upon the discharge of the Issuers’ obligations under this Indenture, in accordance with the terms of this Indenture; or
(e)    in accordance with the European ABL Intercreditor Agreement.
Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and Opinion of Counsel to the effect that such release complies with this Indenture, the Trustee will execute any documents reasonably requested by the Issuers or such Guarantor in order to evidence the release of any Guarantor from its obligations under its Guarantee (but, for the avoidance of doubt, no such document or evidence shall be required hereunder in order to effect such release).
ARTICLE XIII

SATISFACTION AND DISCHARGE
Section 13.01    Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to all Notes (other than certain rights of the Trustee and the Issuers’ obligations in connection therewith), when either:
(1)    all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(2)    (%5) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest in the opinion of an accounting, appraisal or investment banking firm of national standing (in the case of Government Securities) to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
(A)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any agreement relating to Indebtedness in excess of $50.0 million (except such threshold shall be $175.0 million in the case of the Parent), other than under this Indenture, to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);
(B)    the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and
(C)    the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at the stated maturity date or the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
The Collateral will be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with the provisions of this Section 13.01.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 13.01, the provisions of Section 13.02 hereof shall survive.
Section 13.02    Application of Trust Money. All money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuers have made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 13.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes or the Trustee.
ARTICLE XIV

MISCELLANEOUS
Section 14.01    [Reserved].
Section 14.02    Notices.

Any notice or communication by the Issuers, any Guarantor, or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
c/o Toys “R” Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
Fax No.: (973) 617-4005
Attention: Chief Financial Officer and General Counsel
If to the Trustee, Registrar, Paying Agent or Transfer Agent:
Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE, 19801
Attention: TRU Taj 11.0% Senior Secured ABL DIP Notes
The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time sent, if delivered electronically; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be delivered electronically or mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail or electronically deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
Notwithstanding anything herein to the contrary, where this Indenture provides for notice to the Holders in any manner, such notice may be sent or transmitted to Holders of Global Notes in any manner that is in accordance with the procedures of the Depositary and shall be deemed to be sufficient giving of such notice for every purpose hereunder. If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuers mail or electronically deliver a notice or communication to Holders, it shall mail or electronically deliver a copy to the Trustee and each Agent at the same time.
Section 14.03    [Reserved].
Section 14.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:
(1)    An Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any; provided for in this Indenture relating to the proposed action have been satisfied; and

(2)    An Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 14.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 14.06    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 14.07    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, member or limited partner of the Issuers or any Guarantor or any of their parent companies (other than the Issuers and the Guarantors) shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, if any, or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 14.08    Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 14.09    Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 14.10    Force Majeure. In no event shall any of the Trustee, Paying Agent, Registrar, Transfer Agent or Collateral Trustee be responsible or liable for any failure or delay in the performance of their obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond their reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 14.11    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12    Successors. All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.06 hereof.
Section 14.13    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.14    Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 14.15    Table of Contents, Headings, etc. The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 14.16    USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
Section 14.17    Consent to Jurisdiction and Service. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes and the Guarantees, the Trustee and the Collateral Trustee (in the case of clauses (a) and (b) below only), the Issuers and each Guarantor that is organized under laws other than the United States or a state thereof (a) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States, (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) designates and appoints Toys “R” Us, Inc., One Geoffrey Way, Wayne, NJ 07470 as its authorized agent upon which process may be served in any such action or proceeding that may be instituted in any such court and (d) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such agent for service of process, with written notice of said service to such Person at the address of the agent for service of process set forth in clause (c) of this Section 14.17 shall be effective service of process for any such action or proceeding brought in any such court. .
Section 14.18    Currency Indemnity. The U.S. Dollar is the sole currency of account and payment for all sums payable by the Issuer, the Co-Issuer or any Guarantor under or in connection with the Notes and the Guarantees, including damages. Any amount with respect to the Notes or the Guarantees thereof received or recovered in a currency other than U.S. Dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer , the Co-Issuer or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer, the Co-Issuer or any Guarantor will only constitute a discharge to the Issuer, the Co-Issuer or any Guarantor to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so).
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

[Signatures on following pages]

AS ISSUERS

TRU TAJ LLC

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

TRU TAJ FINANCE, INC.

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

AS PARENT GUARANTORS TOYS “R” US, INC.

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

TOYS “R” US EUROPE LLC

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

TRU TAJ HOLDINGS 1, LLC

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

TRU TAJ HOLDINGS 2 LIMITED

By:	/s/ Robert S. Zarra
Name: Robert S. Zarra
Title: Director

TRU TAJ HOLDINGS 3, LLC

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

AS GUARANTORS TRU (HOLDINGS) LIMITED

By:	/s/ Robert S. Zarra
Name: Robert S. Zarra
Title: Director

TRU TAJ (EUROPE) HOLDINGS, LLC

By:	/s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President - Treasurer

AS TRUSTEE AND COLLATERAL TRUSTEE

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Geoffrey L. Lewis
Name: Geoffrey L. Lewis
Title: Vice President

SCHEDULE A
Agreed Guarantee and Security Principles

1.	Generally:
1.1    (a) The guarantees to be provided under the Indenture by each Guarantor that is a Foreign Subsidiary of the Parent, and (b) the security to be provided under the Indenture and the Security Documents by any of the Issuers or the Guarantors providing security for the Secured Obligations (each such obligor described in clauses (a) and (b), collectively, the “Applicable Grantors”), will in each case be given in accordance with certain agreed guarantee and security principles (the “Agreed Guarantee and Security Principles”). This Schedule A identifies the Agreed Guarantee and Security Principles and addresses the manner in which the Agreed Guarantee and Security Principles may impact on or be determinant of the guarantees and security proposed to be taken in relation to the Notes and the Indenture.
1.2    The Agreed Guarantee and Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees or security from all relevant Applicable Grantor in every jurisdiction in which those members are located. In particular:
(a)    general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules, retention of title claims and similar matters may limit the ability of an Applicable Grantor to provide a guarantee or security or may require that the guarantee be limited by an amount or otherwise, provided that the relevant Applicable Grantor shall use reasonable endeavors to overcome such obstacle;
(b)    Applicable Grantors will not be required to give guarantees or enter into security documents if (or to the extent) it is not within the legal capacity of the relevant Applicable Grantors or if the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or regulatory condition or it is generally accepted (taking into account market practice in respect of the giving of guarantees and security for financial obligations in the relevant jurisdiction) that it would result in a material risk of personal or criminal liability on the part of any officer of an Applicable Grantor provided that the Applicable Grantor shall use reasonable endeavors to overcome any such obstacle;
(c)    a key factor in determining whether or not security shall be taken is the applicable cost (including adverse effects on interest deductibility registration taxes and notarial costs) which shall not be materially disproportionate to the benefit to the Holders of obtaining such security;
(d)    it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;
(e)    any assets subject to contracts, leases, licenses or other arrangements with a third party which prevent those assets from being charged will be excluded from any relevant security document; provided that reasonable endeavors to obtain consent to charging any such assets shall be used by the Applicable Grantors if the Applicable Grantor in good faith determines the relevant asset is material and such endeavors will not involve placing commercial relationships with third parties in jeopardy but unless prohibited this shall not prevent security being given over any receipt or recovery under such contract lease, license or other arrangement;
(f)    the granting of security or the perfection of the security granted will not be required if it would have a Material Adverse Effect on the ability of the relevant Applicable Grantor to conduct its operations and business in the ordinary course as otherwise permitted by the Indenture and the Security Documents;

(g)    notwithstanding any other provision (other than clause (h) below) of the Indenture or the Security Documents to the contrary, (i) no Obligation under the Notes or the Guarantees shall be (or be deemed to be) guaranteed by, or otherwise supported directly or indirectly by the assets (including shares in a Subsidiary) of, any Person that is or becomes an Excluded Subsidiary and (ii) not more than 65 per cent of the Voting Stock and 100 per cent of the non-Voting Stock of any FSHCO or any first tier CFC that is not a Subsidiary of a FSHCO shall be pledged as security for an Obligation under the Notes or the Guarantees, provided, however, for the avoidance of doubt, that no shares of any Subsidiary of a first tier CFC or any Subsidiary of FSHCO shall be required to be pledged; provided, further, that in the event the stock of any CFC or FSHCO is pledged in support of the obligations under the 2021 Notes (the “2021 Note Obligations”), the stock that is pledged in support of the Obligation under the Notes or the Guarantees, as applicable, shall be the same stock that is pledged with respect to such 2021 Note Obligations; and
(h)    notwithstanding anything to the contrary herein, the guarantees by TRU (Holdings) Limited, TRU Europe Limited, TRU (UK) H8 Limited and/or any other Guarantor that is a disregarded entity for U.S. federal income tax purposes will be, except with respect to the guarantees by the European ABL Obligors and Spain Propco (and after the refinancing of the France Propco Loan, France Propco) be, in each case, without recourse to any Voting Stock in excess of 65% of any subsidiary of such Guarantor that is a CFC or FSHCO; provided, that in the event the stock of any CFC or FSHCO is pledged in support of the 2021 Note Obligations, the stock that is pledged in support of such Guarantee shall be the same stock that is pledged with respect to such 2021 Note Obligations. For the avoidance of doubt, (i) the European ABL Obligors and Spain Propco (and after the refinancing of the France Propco Loan, France Propco) will, in each case, be Guarantors and (ii) there shall be no restrictions on pledges of Voting Stock or non-Voting Stock of any European ABL Obligor or Spain Propco (or after the refinancing of the France Propco Loan, France Propco).

2.	Guarantees and Security
2.1    Each guarantee will be an upstream, cross-stream and/or downstream guarantee, as applicable, and each guarantee will be for all liabilities and Obligations of the Issuers and the Guarantors (for the avoidance of doubt, not including the liabilities and Obligations of the Parent) under the Notes and the Indenture in accordance with, and subject to any contrary requirements of, the Agreed Guarantee and Security Principles in each relevant jurisdiction. Each Issuer, Co-Issuer or Guarantor granting security shall do so for all liabilities and Obligations of the Issuers and the Guarantors (for the avoidance of doubt, not including the liabilities and Obligations of the Parent) under the Notes and the Indenture to the extent such guarantee may be considered valid, binding and enforceable under any applicable law.
2.2    Where an Applicable Grantor pledges or grants a charge or other security interest over shares or bank accounts, the security document will (subject to agreed exceptions) be governed by the law of the country of incorporation of the company whose shares are being pledged or charged or secured (or in which the relevant bank accounts are situated) and not by the law of the country of the pledgor or chargor.
2.3    Subject to 1.2, in the event that an Applicable Grantor owns shares in a company (other than a dormant company and any Excluded Subsidiary pursuant to clause (iv) of the definition thereof) incorporated in Australia, Austria, Portugal, Switzerland, France, England, the Netherlands, the British Virgin Islands, Spain or Germany, security shall be created and perfected over such shares in accordance with the law of such jurisdiction.
2.4    In the event that an Applicable Grantor shall own shares in a jurisdiction which is not Australia, Austria, Portugal, Switzerland, France, England, the Netherlands, the British Virgin Islands, Spain or Germany, no steps shall be taken to create or perfect security over such shares in such company. No security shall be required to given in any shares or investments in any joint venture or similar arrangement or any Restricted Subsidiary that is not wholly owned by another Restricted Subsidiary to the extent the applicable joint venture agreement or similar agreement governing such joint venture or Restricted Subsidiary prohibits such creation or perfection.

3.	Terms of Security Documents
The following principles will be reflected in the terms of any security taken in connection with the Notes and the Indenture:
(a)    security will not be enforceable by the Collateral Trustee until an Event of Default has occurred and notice of such Event of Default and of intent to take enforcement action pursuant to the Indenture or the Security Documents has been given by the Trustee, Collateral Trustee or the Holders in accordance with the Indenture (a “Declared Default”);
(b)    the Security Documents should only operate to create security rather than to impose new commercial obligations. Accordingly, they should not contain additional undertakings or indemnities (such as in respect of insurance, information or the payment of costs) unless required for the creation or perfection of security or unless it is generally accepted that any such additional undertakings or indemnities are required in the relevant jurisdiction (taking into account market practice in respect of the giving of guarantees and security for financial obligations in the relevant jurisdiction);
(c)    in respect of the share pledges or charges and pledges of intra-group receivables, until a Declared Default has occurred: (a) the pledgors or chargors will be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which (i) does not adversely affect the value of the security or the validity or enforceability of the security, in each case other than to the extent permitted under the Indenture, or (ii) does not cause an Event of Default to occur, and (b) the pledgors or chargors will be permitted to receive dividends on pledged or charged shares (and payment of charged intra-group receivables) and retain the proceeds and/or make the proceeds available for purposes not prohibited under the Indenture;
(d)    the Trustee or Collateral Trustee should only be able to exercise any power of attorney granted to them under the terms of the Indenture or Collateral Trust Agreement following an Event of Default or failure to comply with a further assurance or perfection obligation with respect to the security.
(e)    a security document will only be required to be notarized if required by law in order for the relevant security to be perfected or become effective or admissible in evidence;
(f)    in respect of any real estate asset to be subject to security, no title investigations, surveys or other diligence on any such real estate asset will be required and no title insurance will be required;
(g)    except as otherwise required by the Collateral Trustee acting at the direction of the Requisite Holders following the occurrence of an Event of Default, there shall not be fixed security over banks accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until a Declared Default has occurred and no Applicable Grantor will be required to change its banking arrangement or standard terms and conditions in connection with the granting of bank account security;
(h)    no security shall be granted over parts, stock, moveable plant, equipment or receivables if it would require labelling, segregation or periodic listing or specification of such parts, stock, moveable plant, equipment or receivables unless the ABL Lenders have a lien on any such assets, provided that the Trustee, Collateral Trustee or any Holder may not require separate or additional labelling, segregation, periodic listing or specification of the relevant parts, stock, moveable plant, equipment or receivables that is separate from or additional to that required by any lien from which the ABL Lender benefits. No security shall be granted over any intellectual property which cannot be secured under the terms of any relevant licensing agreement (provided that the Grantor thereunder has used reasonable endeavors to obtain consent under the applicable licensing agreement to the grant of the security interest in the underlying intellectual property);
(i)    each security document entered into by a European ABL Shared Grantor must contain a clause to the effect that if there is a conflict between a provision of that security document and the European ABL Intercreditor Agreement then (to the fullest extent permitted by law) the European ABL Intercreditor Agreement will take priority over the relevant provision of that security document;
(j)    the terms and extent of the Liens entered into by a European ABL Shared Grantor in respect of the Note Obligations (without affecting the other Agreed Guarantee and Security Principles) shall be substantially based on the Liens granted by that European ABL Shared Grantor in respect of the Senior Obligations (as such terms are defined in the European ABL Intercreditor Agreement); and
(k)    if the Discharge of Senior Obligations (in each case as such terms are defined in the European ABL Intercreditor Agreement) has not occurred, (without affecting the foregoing Agreed Guarantee and Security Principles) in respect of any security granted by any European ABL Shared Grantor over assets such as receivables, bank accounts or insurances (or any other asset as to which notice would otherwise be given to a third party to perfect such security), no notice shall be sent to any third party debtor, bank or other relevant person in connection with that security granted in respect of all liabilities and Obligations of the Issuers and the Guarantors until such time as the Discharge of Senior Obligations occurred (subject to the principles set out in 1.2 above).
Where:
“European ABL Shared Grantor” has the meaning given to the term Grantor in the European ABL Intercreditor Agreement.

SCHEDULE B
AGREED ON-LENDING PRINCIPLES
1.    Any Investment in a Person directly or indirectly using the proceeds of the Notes shall be evidenced in the form of an intercompany note on terms reasonably acceptable to the Requisite Holders and:
(1)    any Person to whom the proceeds of the Notes is lent must become a Guarantor and pledge its assets to secure the Note Obligations in accordance with, and subject to, the Agreed Guarantee and Security Principles no later than the date falling 45 days after the date on which such proceeds are on-lent to that Person; or
(2)    on or prior to the date falling 45 days after the date on which such proceeds are on-lent to that Person, such intercompany note will be (a) secured by the highest priority lien on the assets of such Person, and (b) pledged to secure the Note Obligations on a first-priority basis (subject to Permitted Liens) in accordance with, and subject to, the Agreed Guarantee and Security Principles;
provided, however, in the case of clauses (1) and (2), the priority of such security and liens are subject to (a) the Agreed Guarantee and Security Principles and (b) any agreements of such Person then existing and not created in contemplation of such Investment made under such intercompany note (including, without limitation, those agreements with third party creditors in whose favor Permitted Liens have been granted).
2.    Notwithstanding the foregoing, with respect to Investments in the UK Group that are made prior to the entry of the Final Financing Order, such Investments shall be made in the form of an intercompany note (the “Initial UK Note”) to each member of the UK Group that borrows the Initial UK Note (each, a “Relevant UK Group Borrower”) on terms reasonably acceptable to the Requisite Holders, and shall mature and be repayable to Issuer on the tenth Business Day after the issuance of such Final Financing Order, provided that the funds necessary to repay such Initial UK Note are otherwise eligible to be released from the Escrow Account under the terms of the Note Purchase Agreement. The Issuer shall lend to the Relevant UK Group Borrowers sufficient funds to repay the Initial UK Note at its maturity in the form of another intercompany note that is secured by each Relevant UK Group Borrower as contemplated by Section 11.01(c)(2) at the time it is issued, subject to the secured obligations under such security not exceeding the total amount borrowed by the Relevant UK Group Borrowers under that intercompany note until (i) consent is obtained under the European ABL Facility to secure in full the Note Obligations and (ii) the obligations under the 2021 Notes or the European ABL Facility is discharged and cancelled in full.
3.    Any applicable Issuer or Restricted Subsidiary of the Issuer shall use reasonable best efforts to defend its title or interest in any intercompany note owed to it against any claims or Liens, however arising, of any other Persons, except to the extent not permitted by applicable intercreditor arrangements (including the Intercreditor Agreement and the DIP Orders).

Schedule C
Scheduled Indebtedness under 4.10(b)(2)(ii)

1.	$21,673,000 Debenture due 2021 of Toys Delaware and Parent

2.	$507,131,267 Propco II Mortgage Loan, due fiscal 2019 of Toys “R” Us Property II, LLC

3.	$70,198,319 Giraffe Junior Mezzanine Loan, due fiscal 2019 of Giraffe Junior Holdings, LLC

4.	$208,340,000 7.375% senior notes, due fiscal 2018 of Parent.

5.	$858,562,573 Propco I Term Loan

6.	$582,749,000 of 2021 Notes of the Issuer and Co-Issuer

7.	GBP 263,159,000 UK Propco Debt of UK Propco

8.	Euro 45,300,000 France Propco Debt of France Propco

9.	CAD 73,400,000 of Toys “R” Us (Canada) Ltd. due to failed sale and lease-back accounting relating to the Concord Distribution Center

10.	Approximately Euro 5,000,000 in France due to failed sale and lease-back accounting

11.	Approximately $2,000,000 of various loans in Europe and Australia

12.	Approximately $167,000,000 of finance obligations associated with capital projects at the Toys Delaware Group

13.	Approximately $5,400,000 of finance obligations associated with capital projects at Propco I

Schedule D
Reporting Template

Schedule D Part I

TRU TAJ LLC AND SUBSIDIARIES EXCLUDING PROPCO 1 (UNAUDITED)
(In millions)
	PUBLIC			ADVISORS ONLY

	TAJ (Ex. P1)	EUR (Ex. UK)	UK	AUSTRL.	ASIA	CORP + OTHER	TAJ (Cons)
CONDENSED CONSOLIDATED OPERATIONS DATA
(UNAUDITED)
Net Sales
Cost of sales
Gross margin
Selling, general and administrative expenses
Depreciation and amortization
Other expense (income), net
Intercompany expense
Total operating expenses
Operating earnings
Interest expense (net)
(Loss) earnings before income taxes

EBITDA (ex. P1)

Capital expenditures

SELECT BALANCE SHEET ITEMS

Cash and cash equivalents
Merchandise inventories
Restricted cash

Accounts payable
Current portion of long-term debt
Long-term debt

Schedule D Part II

Additional public disclosure for Europe/Australia group:

Sales:

EBITDA:

Cash (including Taj cash):

ABL balance:

Excess ABL Availability:

Additional public disclosure (PROVIDED QUARTERLY)

Same Store Sales (% change YoY):
Europe / Australia ex. UK:
UK:
Asia:

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[THIS NOTE MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF ANY OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY SENDING A WRITTEN REQUEST TO TOYS “R” US, INC., ONE GEOFFREY WAY, WAYNE, NEW JERSEY 07470.]
CUSIP [            ]1
ISIN [            ]2
[RULE 144A][REGULATION S] [GLOBAL NOTE]
TRU TAJ LLC
TRU TAJ FINANCE, INC.
11% Senior Secured ABL DIP Notes

No.	[$ ]
TRU TAJ LLC and TRU TAJ FINANCE, INC. promise to pay to [                    ] or registered assigns, the principal sum of          Dollars [, as the same may be revised on the Schedule of Exchanges of Interests in the Global Note attached hereto,]3 on January 22, 2019.
Interest Payment Dates: as provided herein
Record Dates: the fifth business day prior to the last business day of each calendar month after the Issue Date starting with the month of October, 2017
Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
Unless this Note has been authenticated by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[1]	144A CUSIP:
Reg S CUSIP:

[2]	144A ISIN:
Reg S ISIN:

[3]	To be included in Global Notes only.

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed by the facsimile signature of its duly authorized officers.
Dated:

TRU TAJ LLC

By:
Name:
Title:

TRU TAJ FINANCE, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Authorized Signatory

[Back of Note]
11% Senior Secured ABL DIP Notes

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. TRU Taj LLC, a Delaware limited liability company (the “Issuer”) and TRU TAJ FINANCE, INC., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”) promise to pay interest on the principal amount of this Note at 11% per annum from September 22, 2017 until maturity. The Issuers will pay interest on (a) the last Business Day of each calendar month after the Issue Date starting with the month of October 2017 and ending with and including December 2018 and (b) the stated maturity date of the Notes, or if such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be October 31, 2017. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a Record Date and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the fifth business day preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of, premium and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Savings Fund Society, FSB will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of September 22, 2017 (the “Indenture”), among TRU Taj LLC, TRU Taj Finance, Inc., the Parent Guarantors, the Guarantors, the Trustee and Collateral Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as their 11% Senior Secured ABL DIP Notes. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

6.    GOVERNING LAW. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.    CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:
Toys “R” Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
Fax No.: (973) 617-4043
Attention: Chief Financial Officer and General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(i) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, check the box below:
☐ Section 4.11        If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:
$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Toys “R” Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
Fax No.: (973) 617-4043
Attention: Chief Financial Officer and General Counsel
Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE, 19801
Attn: TRU Taj 11.0% Senior Secured ABL DIP Notes
Re: 11% Senior Secured ABL DIP Notes
Reference is hereby made to the Indenture, dated as of September 22, 2017 (the “Indenture”), among TRU Taj LLC, TRU Taj Finance, Inc., the Parent Guarantors, the Guarantors and the Trustee and Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.    ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4.    ☐    CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Toys “R” Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
Fax No.: (973) 617-4043
Attention: Chief Financial Officer and General Counsel
Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE, 19801
Attn: TRU Taj 11.0% Senior Secured ABL DIP Notes
Re: 11% Senior Secured ABL DIP Notes
Reference is hereby made to the Indenture, dated as of September 22, 2017 (the “Indenture”), among TRU Taj LLC, TRU Taj Finance, Inc., the Parent Guarantors, the Guarantors and the Trustee and Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
(1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
(a)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
(b)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
(c)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
(d)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.
(2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
(a)    ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
_______________ Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Toys “R” Us, Inc., a Delaware corporation (the “Parent”), TRU Taj LLC (the “Issuer”), TRU Taj Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers, the Parent Guarantors and the other existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 22, 2017, providing for the issuance of an unlimited aggregate principal amount of 11% Senior Secured ABL DIP Notes (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01(8) of the Indenture, the Issuers, the Trustee and the Collateral Trustee are authorized to execute and deliver this Supplemental Indenture, without the consent of Holders of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to become a Guarantor under the Indenture, and to jointly and severally, irrevocably, absolutely and unconditionally guarantee, as primary obligor and not merely as surety, the Guaranteed Obligations on the terms and subject to the conditions set forth in the Indenture including but not limited to Article XII thereof.
(3)    No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or limited partner of the Guaranteeing Subsidiary or its parent companies (other than the Issuers and the Guarantors) shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee and the Collateral Trustee. Neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(8)    Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 12.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.
(9)    Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(10)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture or the Indenture. All agreements of the Trustee and the Collateral Trustee in this Supplemental Indenture shall bind their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TRU TAJ LLC

By:
Name:
Title:

TRU TAJ FINANCE, INC.

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Trustee

By:
Name:
Title:

ANNEX I
The Parent and its Restricted Subsidiaries shall:
(A)    Maintenance of Property; Insurance.
(a)    Keep all property useful and necessary in its business in good working order and condition, (ordinary wear and tear, casualty loss and condemnation excepted), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except for Store closings and Asset Sales permitted hereunder.
(b)    Insurance.
(i)    Maintain with financially sound and reputable insurance companies (or, to the extent consistent with business practices in effect on the Issue Date, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Issue Date or as otherwise determined by Officers acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it; (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Trustee, promptly following written request, full information as to the insurance carried.
(ii)    In connection with the covenants set forth in this Annex I Section (A), it is understood and agreed that:
(1)    none of the Collateral Trustee, the Requisite Holder Designee or the Holders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Annex I Section (A), it being understood that (A) the Parent and its Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Collateral Trustee, the Requisite Holder Designee or the Holders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of the Parent and its Restricted Subsidiaries, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Collateral Trustee, the Requisite Holder Designee or the Holders and their agents and employees; and
(2)    the designation of any form, type or amount of insurance coverage by the Collateral Trustee or the Requisite Holder Designee under this Annex I Section (A) shall in no event be deemed a representation, warranty or advice by the Collateral Trustee or the Requisite Holder Designee or the Holders that such insurance is adequate for the purposes of the business of the Parent, the Issuer and the Subsidiaries or the protection of their properties.
(B)    Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in accordance with GAAP (or principles consistent with those promulgated or adopted by the applicable accounting standard board (or similar governing entity) in effect and applicable to the accounting period) and in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities and permit any representatives designated by the Requisite Holder Designee, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and independent accountants (so long as a representative of the Issuer is afforded an opportunity to be present) and to examine and make extracts from its books and records, all for such reasonable times and as often as reasonably requested.

(C)    Litigation and Other Notices. Promptly after any Officer of any of the Parent or its Restricted Subsidiaries obtains actual knowledge thereof, give written notice to the Collateral Trustee, the Requisite Holder Designee of:
(a)    the occurrence of any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (i) against Parent or any of its Restricted Subsidiaries thereof that has a reasonable likelihood of adverse determination and, if so adversely determined, would reasonably be expected to result in a Material Adverse Effect (other than the Cases) or (ii) with respect to the Indenture, the Notes or any Security Document, and in each case any material development with respect thereto;
(c)    except for matters that would not be reasonably expected to result in Material Adverse Effect, any violation of any Environmental Laws by Parent or any Restricted Subsidiary;
(d)    an ERISA Event (as defined below) that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(e)    any other development or event that results in a Material Adverse Effect.
Each notice pursuant to this Annex I Section (C) shall be accompanied by a statement of an Officer setting forth details of the occurrence referred to therein and stating what action the Parent, the Issuer or the relevant Subsidiary proposes to take with respect thereto.
(D)    Taxes or Claims. Promptly pay, discharge or otherwise satisfy as the same shall become due and payable all of its Tax liabilities arising after the Petition Date, except where (i) the amount or validity is being contested in good faith, (ii) non-payment thereof is permitted under the Bankruptcy Code or order of the Bankruptcy Court, or (iii) failure to make such payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(E)    Environmental Laws.
Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(F)    Compliance with Laws. Except as excused under the Bankruptcy Code, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Annex I Section F shall not apply to compliance with Environmental Laws, which is the subject of Annex I Section E, or to laws related to Taxes, which are the subject of this Annex I Section D. Except as could not reasonably be expected to result in a Material Adverse Effect, the Parent and the Issuer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, the Issuer, their Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(I)    Certain Other Bankruptcy Matters.
The Parent, the Issuers and their respective Restricted Subsidiaries shall comply (i) in all material respects, after entry thereof, with all of the requirements and obligations set forth in the DIP Orders, as each such order is amended and in effect from time to time and (ii) in all material respects, after entry thereof, with all other orders entered in the Cases.